UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

EDITAS MEDICINE, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EDITAS MEDICINE, INC.
11 Hurley Street
Cambridge, Massachusetts 02141
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
To be held June 9, 2022
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Editas Medicine, Inc., which is scheduled to be held via the Internet at a virtual web conference at www.virtualshareholdermeeting.com/EDIT2022 on Thursday, June 9, 2022 at 8:30 a.m. Eastern Time. This year’s Annual Meeting will again be hosted virtually. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. We believe that the virtual meeting format provides expanded access to our stockholders, improved communication and cost savings for our stockholders and our company. The logistics of the virtual meeting are discussed more fully in the attached proxy statement. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned Internet site.
Only stockholders who owned common stock at the close of business on April 12, 2022 can vote during the Annual Meeting or any adjournment that may take place. At the Annual Meeting, the stockholders will consider and vote on the following matters:
1.
Election of three Class III directors to our board of directors, each to serve until the 2025 annual meeting of stockholders;

2.
Approval, on an advisory basis, of the compensation paid to our named executive officers;

3.
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.
Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

You can find more information regarding the foregoing in the attached proxy statement.
Instead of mailing a printed copy of our proxy materials to all of our stockholders, we provide access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials as well as the costs associated with mailing these materials to all stockholders. Accordingly, on or about April 26, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to all stockholders of record on our books at the close of business on April 12, 2022, the record date for the Annual Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail, or electronically by email, on an ongoing basis.
If you are a stockholder of record, you may vote in one of the following ways:
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Vote over the Internet, by going to www.proxyvote.com (have your proxy card in hand when you access the website);

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Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your proxy card in hand when you call);

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Vote by Mail, if you received (or requested and received) a printed copy of the proxy materials, by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you; or

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Vote during the virtual Annual Meeting, by going to www.virtualshareholdermeeting.com/EDIT2022 at the scheduled time of the meeting (have your Notice and control number found on your proxy card in hand).

A complete list of registered stockholders will be available at least 10 days prior to the meeting for inspection at our offices at 11 Hurley St., Cambridge, Massachusetts 02141. This list will also be available to stockholders of record during the Annual Meeting for examination at www.virtualshareholdermeeting.com/EDIT2022. If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.
Whether or not you plan to attend the Annual Meeting online, we urge you to take the time to vote your shares.
By Order of the Board of Directors,
James C. Mullen
President, Chief Executive Officer
and Chair of the Board of Directors
Cambridge, Massachusetts
April 26, 2022

Editas Medicine, Inc.
Proxy Statement

Page
Proxy Statement	1
Proxy Statement Summary	2
Important Information About the Annual Meeting and Voting	7
Proposal No. 1—Election of Three Class III Directors	11
Corporate Governance	18
Stockholder Engagement	18
Director Nomination Process	19
Director Independence	20
Board Skills & Experience and Demographic Mix	20
Board Committees	21
Board and Committee Meetings Attendance	24
Director Attendance at Annual Meeting of Stockholders	24
Code of Business Conduct and Ethics	24
Corporate Governance Guidelines	24
Board Leadership Structure and Board’s Role in Risk Oversight	25
Commitment to Corporate Responsibility	26
Communication with our Directors	28
Executive Compensation	29
Compensation Discussion and Analysis	29
Compensation Risk Assessment	46
Compensation Committee Report	46
2021 Summary Compensation Table	48
Pay Ratio Disclosure	49
Grants of Plan-Based Awards	50
Outstanding Equity Awards at Fiscal Year-End	51
Option Exercises and Stock Vested	53
Employment, Severance, Change in Control Arrangements, and Separation Arrangements	53
Potential Payments upon Termination or Change in Control	55
Other Agreements	57
Rule 10b5-1 Sales Plans	57
Compensation Committee Interlocks and Insider Participation	57
Director Compensation	58
Securities Authorized for Issuance Under Our Equity Compensation Plans	59
Transactions with Related Persons	61
Principal Stockholders	63
Delinquent Section 16(a) Reports	65
Report of the Audit Committee	66
Proposal No. 2—Advisory Vote on Executive Compensation	67
Proposal No. 3—Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022	68
Householding, Stockholder Proposals and Other Matters	70

EDITAS MEDICINE, INC.
11 Hurley Street
Cambridge, Massachusetts 02141
617-401-9000
PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
to be held June 9, 2022
This proxy statement (the “Proxy Statement”) and the enclosed proxy card contain information about the Annual Meeting of Stockholders of Editas Medicine, Inc. (the “Annual Meeting”) to be held via the Internet at a virtual web conference at www.virtualshareholdermeeting.com/EDIT2022 on Thursday, June 9, 2022 at 8:30 a.m. Eastern Time. This year’s Annual Meeting will again be held virtually only. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. We believe that the virtual meeting format provides expanded access to our stockholders, improved communication and cost savings for our stockholders and our company. The logistics of the virtual meeting are discussed more fully in this Proxy Statement. This means that you can attend the Annual Meeting online, vote your shares during the online meeting and submit questions during the online meeting by visiting the above-mentioned Internet site. The board of directors of Editas (the “Board”) is using this Proxy Statement to solicit proxies for use at the Annual Meeting. In this Proxy Statement, unless expressly stated otherwise or the context otherwise requires, the use of “Editas,” “our,” “we” or “us” refers to Editas Medicine, Inc.
Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 9, 2022:
This Proxy Statement and our 2021 Annual Report to Stockholders are
available for viewing, printing and downloading at http://www.proxyvote.com.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”) as filed with the Securities and Exchange Commission (“SEC”), except for exhibits, will be furnished without charge to any stockholder upon written request to Editas Medicine, Inc., 11 Hurley Street, Cambridge, Massachusetts 02141. This Proxy Statement and our 2021 Annual Report are also available on the SEC’s website at http://www.sec.gov.
On or about April 26, 2022, we will mail a Notice of Internet Availability of Proxy Materials (“Notice”) to our stockholders (other than those who previously requested electronic or paper delivery of proxy materials), directing stockholders to a website where they can access our proxy materials, including this Proxy Statement and our 2021 Annual Report, and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive access to those materials via e-mail unless you elect otherwise.

Proxy Statement Summary
This summary highlights information related to topics discussed throughout this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Attend our 2022 Annual Meeting of Stockholders Via Live Webcast
8:30 a.m., Eastern Time, on Thursday, June 9, 2022 Access to Live Webcast: www.virtualshareholdermeeting.com/EDIT2022
How to Vote Prior to the Annual Meeting
By mailing your Proxy Card	By telephone	By Internet

Cast your ballot, sign your proxy card and send by free post	Dial toll-free 24/7 1-800-690-6903	Visit 24/7 www.proxyvote.com
Mark, sign and date your proxy card and return it in the postage-paid envelope included in your proxy materials. Your proxy card must arrive by June 8, 2022.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on June 8, 2022. Have your proxy card in hand when you call and then follow the instructions.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on June 8, 2022. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Please note that the Annual Meeting will be held virtually, via live webcast, rather than in-person. To attend the Annual Meeting, you will need the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
If you attend the Annual Meeting, you may vote your shares electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the Internet. Shareholders wishing to vote their shares electronically during the Annual Meeting should refer to the Notice for instructions regarding voting electronically during the Annual Meeting.
Cast Your Vote Right Away
Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.
	More Information	Board of Directors recommendation
PROPOSAL 1: Election of Three Class III Directors	Page 11	FOR each nominee
PROPOSAL 2: Advisory Vote on Executive Compensation	Page 67	FOR
PROPOSAL 3: Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2022	Page 68	FOR

Governance Highlights
We are committed to strong corporate governance and the regular review of our corporate governance practices to continue building on our success and long-term stockholder value.
Stockholder Engagement
As part of our regular governance practice review, we conduct a robust stockholder outreach program to solicit and understand our stockholders’ perspectives on our practices. Our Board and Nominating and Corporate Governance Committee consider feedback received from this effort and other input from our stakeholders in determining what further governance actions, if any, are in the best interest of our company and its stockholders.
During the second half of 2021, we solicited feedback from institutional investors then representing approximately 50% of our outstanding shares to seek input on a variety of corporate governance and other issues that may impact our business, and engaged with nine institutional investors then representing approximately 30% of our shares outstanding. The governance and related topics discussed included human capital, executive compensation, our environmental, social and governance (“ESG”) strategy, and certain corporate defensive measures.
The feedback received from these engagements indicated that investors were generally supportive of the governance-related actions taken by our company in 2021, including our enhancement of disclosures relating to our Board and employee diversity, our commitment to consider diversity as a factor when evaluating candidates to the Board, which is now more fully reflected in our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, and our use in 2021 of performance-based long-term incentive awards.
Environmental, Social and Governance Matters
Based in part on stockholder feedback, and in recognition of the importance of ESG matters and how they impact our stakeholders and the sustainable growth of our company, the Board recently assigned oversight of ESG-related programs and practices to the Nominating and Corporate Governance Committee. We believe appropriately identifying and responding to ESG issues is an important component of corporate social responsibility and comprehensive fiscal management. Further, we believe that strong ESG programs and practices play an important role in attracting the best talent and executing on our strategies. For this reason, we have begun a thoughtful review of potential ESG disclosure topics and benchmarks to identify those ESG issues it believes are important to its stakeholders and its long-term success.
Corporate Governance Best Practices
✓ Lead Independent Director with delineated responsibilities	✓ Annual self-evaluation of Board and committees, including assessment of individual directors
✓ 7 of 8 directors are independent	✓ Annual evaluation of chief executive officer by independent directors
✓ 100% independence among members of Audit, Compensation and Nominating and Corporate Governance Committees	✓ Robust executive and non-employee director Stock Ownership Guidelines
✓ Mandatory retirement age of 75	✓ Maintain a compensation recoupment (clawback) policy
✓ Diverse Board: ◦ 50% women ◦ 25% racially/ethnically diverse ◦ Female Lead Independent Director ◦ Female chair of Audit, Compensation and Nominating and Corporate Governance Committees	✓ No shareholder rights plan (i.e., no “poison pill”)
✓ Regular executive sessions of independent directors	✓ Corporate Governance Guidelines published on our website at https://ir.editasmedicine.com/ corporate-governance/documents-and-charters.

Director Nominees
The following table provides summary information regarding our three director nominees. For detailed information about each nominee’s background and areas of expertise, please see “Proposal No. 1—Election of Three Class III Directors.”
		Director Since	Independent			Other Public Boards
Name and Occupation	Age*		Yes	No	Committee Memberships*
Jessica Hopfield, Ph.D. Principal at J Hopfield Consulting	57	2018	X†		Audit Nominating and Corporate Governance (chair) Science and Technology	3
Emma Reeve Former Chief Financial Officer of Constellation Pharmaceuticals, Inc.	61	2021	X		Audit (chair) Nominating and Corporate Governance	2
David Scadden, M.D. Gerald and Darlene Jordan Professor of Medicine at Harvard University	69	2019	X		Organization, Leadership and Compensation Science and Technology (chair)	2

*
As of April 12, 2022

†
Serves as Lead Independent Director

2021 Executive Compensation Highlights
Our executive compensation program is designed to support business performance and drive long-term stockholder value. Below are certain 2021 business highlights and related highlights of our 2021 executive compensation program.
Select 2021 Business Highlights
✓ Achieved clinical proof-of-concept with EDIT-101, our experimental medicine to treat LCA10	✓ Successfully edited cells ex vivo in our RUBY clinical trial for EDIT-301 for the treatment of sickle cell disease
✓ Declared a development candidate for the treatment of rhodopsin-associated autosomal dominant retinitis pigmentosa, a progressive form of retinal degeneration	✓ Obtained investigational new drug clearance for EDIT-301 for the treatment of transfusion-dependent beta-thalassemia

✓
Enhanced the productive editing of EDIT-102, our experimental medicine for the treatment of Usher syndrome 2A, a form of retinitis pigmentosa that also includes hearing loss, by approximately 350% compared to the initial construct of this medicine

✓ Declared a development candidate, referred to as EDIT-202, a highly differentiated, iPSC-derived natural killer cell investigational medicine
✓ Advanced our ongoing alpha-beta T cell collaboration with Bristol Myers Squibb
2021 Compensation Highlights
• Significant portion of named executive officers’ target compensation is performance-based ◦ Approximately 91% for CEO ◦ Approximately 81% for other NEOs*	• Annual performance-based cash bonus program for CEO tied to solely to corporate achievement
• All CEO long-term incentive compensation tied to performance against pre-established organization, research and development, and stock price-based performance goals	• Annual performance-based cash bonus program for other NEOs tied 80% to corporate achievement and 20% to individual achievement
• 25% of long-term incentive compensation for other NEOs tied to pre-established research and development performance goals

*
Excludes our former chief executive officer, Cynthia Collins, who separated from our company in February 2021.

2021 Executive Target Compensation Mix
The charts below illustrate the target 2021 pay mix (excluding benefits) for James Mullen, who has served as our chief executive officer since February 2021, and for our other named executive officers, excluding Cynthia Collins, who separated from our company during 2021. Please see “Executive Compensation” for a discussion of our named executive officers and “Executive Compensation—2021 Summary Compensation Table” for amounts actually earned by each of them.

CEO 2021 Target Compensation Mix (1)
Average of other Named Executive Officers 2021 Compensation Mix (2)
9%
6%
85%
91%
19%
9%
72%
81%
Base Salary
Earned Bonus
Equity Grant Date Fair Value
Variable Pay

(1)
For purposes of this chart, Mr. Mullen’s base salary has been annualized and his annual performance-based cash bonus reflects the amount for which he would have been eligible if employed for all of 2021. The grant date fair value for Mr. Mullen’s performance-based stock options and performance-based restricted stock units (“PSUs”) is based on the probable outcome of the performance conditions as of such grant date. See “Executive Compensation—2021 Summary Compensation Table” for the aggregate grant date fair value for such awards assuming all performance conditions are achieved.

(2)
For purposes of this chart, with respect to Mark Shearman, Ph.D., who was appointed our chief scientific officer in June 2021, (i) his base salary has been annualized, (ii) his annual performance-based cash bonus reflects the amount for which he would have been eligible if employed for all of 2021, and (iii) his one-time signing bonus has been excluded. With respect to Bruce Eaton, Ph.D., who was promoted to chief business officer in July 2021, his base salary reflects his post-promotion base salary and has been annualized. With respect to Michelle Robertson, our chief financial officer, her base salary and earned bonus do not give effect to her increased base salary that was approved and became effective on December 16, 2021.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Purpose of the Annual Meeting
At the Annual Meeting, our stockholders will consider and vote on the following matters:
1.
Election of three Class III directors to the Board, each to serve until the 2025 annual meeting of stockholders;

2.
Approval, on an advisory basis, of the compensation paid to our named executive officers;

3.
Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.
Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

As of the date of this Proxy Statement, we are not aware of any business to come before the meeting other than the first three items noted above.
Board of Directors Recommendation
Our Board unanimously recommends that you vote:
FOR the election of the three nominees to serve as Class III directors on our Board, each for a three-year term;
FOR the approval, on an advisory basis, of the compensation paid to our named executive officers; and
FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
Availability of Proxy Materials
The Notice regarding our proxy materials, including this Proxy Statement and our 2021 Annual Report, is being mailed to stockholders on or about April 26, 2022. Our proxy materials are also available for viewing, printing and downloading on the Internet at http://www.proxyvote.com.
Who Can Vote during the Annual Meeting
Only stockholders of record at the close of business on the record date of April 12, 2022 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of April 12, 2022, there were 68,639,856 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.
Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”
Stockholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare, then you are considered a “stockholder of record” of those shares. In this case, your Notice has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on such Notice.
Beneficial Owners of Shares Held in Street Name.   If your shares are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your Notice has been forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to Vote
If you are a stockholder of record, you can vote your shares in one of two ways: either by proxy or virtually during the Annual Meeting. If you choose to vote by proxy, you may do so by telephone, via the Internet or by mail. Each of these methods is explained below. If you hold your shares of our common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.
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By Telephone.   You may transmit your proxy voting instructions by calling 1-800-690-6903. You will need to have your Notice or proxy card in hand when you call.

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Via the Internet.   You may transmit your proxy voting instructions via the Internet by accessing the website specified on the enclosed Notice or proxy card. You will need to have your Notice or proxy card in hand when you access the website.

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By Mail.   If you received (or requested and received) a printed copy of the proxy materials, you may vote by proxy by completing, signing and dating the proxy card provided to you and returning it in the prepaid envelope provided to you.

•
Voting during the Annual Meeting.   You may vote during the Annual Meeting by accessing the website www.virtualshareholdermeeting.com/EDIT2022 and having your Notice or proxy card in hand. Even if you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting, so that if you should become unable to attend the Annual Meeting, your shares will be voted as directed by you. Online check-in will begin at 8:15 a.m. Eastern Time on June 9, 2022. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the log-in page at www.virtualshareholdermeeting.com/EDIT2022. Technical support will be available starting at 8:15 a.m. Eastern Time on June 9, 2022.

Telephone and Internet voting prior to the Annual Meeting for stockholders of record will be available up until 11:59 p.m. Eastern Time on June 8, 2022, and mailed proxy cards must be received by June 8, 2022 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.
The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. Stockholders that own stock in “street name” as of the date may virtually attend the meeting and vote your shares online while attending the meeting with your control number included on your voting instruction form.
Proposals Considered “Discretionary” and “Non-Discretionary”
If your shares are held in “street name,” your bank, broker or other nominee may under certain circumstances vote your shares if you do not return voting instructions. Banks, brokers or other nominees are permitted to vote customers’ shares for which they have received no voting instructions on specified routine, or “discretionary,” matters, but they are not permitted to vote these shares on other non-routine, or “non-discretionary,” matters.
The election of directors (Proposal No. 1) and the advisory vote on the compensation paid to our named executive officers (Proposal No. 2) are considered non-discretionary matters under applicable rules. Therefore, if your shares are held in “street name,” your bank, broker or other nominee cannot vote on these matters without voting instructions from you and your shares will be counted as “broker non-votes.” The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022 (Proposal No. 3) is considered a discretionary matter under applicable rules. Therefore, if your shares are held in “street name,” your bank, broker or other nominee may exercise discretionary authority to vote on this matter in the absence of voting instructions from you.

Quorum
A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated by-laws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting virtually or by proxy. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
For purposes of determining whether a quorum exists, we will count as present any shares that are voted over the Internet, by telephone, by completing and submitting a proxy by mail or that are represented virtually at the Annual Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes to abstain or only votes on one of the proposals. In addition, we will count as present shares that are “broker non-votes.”
Stockholder List
A complete list of registered stockholders will be available at least 10 days prior to the meeting for inspection at our offices at 11 Hurley St., Cambridge, Massachusetts 02141. If you are unable to inspect this list in person, please contact our secretary by mail at Editas Medicine, Inc., 11 Hurley Street, Cambridge, Massachusetts 02141, Attention: Secretary, or by email at legal@editasmed.com to request such list. When making such request, please ensure that you have your Notice or proxy card available so that you can prove that you a registered stockholder. Such list will also be available for examination by the stockholders during the whole time of the Annual Meeting at www.virtualshareholdermeeting.com/EDIT2022.
Votes Required to Approve Proposals
To be elected, a director must receive a plurality of the votes cast by stockholders entitled to vote on the election of directors (Proposal No. 1).
To approve, on an advisory basis, the compensation paid to our named executive officers (Proposal No. 2), the holders of a majority of the shares voted on the matter and voting “for” or “against” such proposal must vote FOR the proposal. Because this vote is advisory and not binding on us or the Board in any way, the Board may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 3). If your shares are held by your brokerage firm in “street name” and you do not provide voting instructions with respect to your shares, your brokerage firm may vote your shares on Proposal 3. Although stockholder ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 is not required, we believe that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2022.
Abstentions and broker non-votes will not be counted as votes cast or voted on any of the proposals. Accordingly, abstentions and broker non-votes will have no effect on the voting on any of the proposals.
Method of Counting Votes
Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date. Votes cast virtually during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.
Revoking a Proxy; Changing Your Vote
If you are a stockholder of record, you may revoke your proxy before the vote is taken at the meeting:

•
by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•
by voting online during the meeting; or

•
by filing a written revocation with our corporate secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other organization holding your account. If you own stock in “street name” as of the record date, you may virtually attend the meeting and vote your shares online during the meeting with your control number included on your voting instruction form.
Your virtual attendance at the Annual Meeting will not automatically revoke your proxy.
Questions at the Annual Meeting
If you wish to submit a question on the day of the Annual Meeting, beginning at 8:15 a.m. Eastern Time, on Thursday, June 9, 2022, you may log into, and ask a question on, the virtual meeting platform at www.virtualshareholdermeeting.com/EDIT2022. Our virtual Annual Meeting will be governed by our Rules of Conduct which will be posted in advance of the meeting at https://ir.editasmedicine.com/annual-meeting-materials. The Rules of Conduct will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.
Costs of Proxy Solicitation
We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means. We have retained Georgeson LLC to assist in the solicitation of proxies for a fee of approximately $15,000 plus customary costs and expenses for these services.
Voting Results
We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF THREE CLASS III DIRECTORS
As of the date of this Proxy Statement, our Board consists of eight members, including a chair of the Board and a Lead Independent Director. In accordance with the terms of our restated certificate of incorporation and our amended and restated by-laws, our board of directors is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•
the Class I directors are Bernadette Connaughton, James C. Mullen and Akshay K. Vaishnaw, M.D., Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2023;

•
the Class II directors are Meeta Chatterjee, Ph.D., and Andrew Hirsch, and their terms will expire at the annual meeting of stockholders to be held in 2024; and

•
the Class III directors are Jessica Hopfield, Ph.D., Emma Reeve, and David T. Scadden, M.D., and their terms will expire at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
In addition, on April 12. 2022, our Board appointed Gilmore O’Neill, M.B., M.M.Sc. as our president and chief executive officer, succeeding James C. Mullen as our president and chief executive officer, effective as of June 1, 2022. In addition, effective as of June 1, 2022, our Board increased the size of the Board by one member, to nine members, and appointed Dr. O’Neill as a Class II director, to serve until the annual meeting of stockholders to be held in 2024. Dr. O’Neill, age 57, most recently served as Executive Vice President of R&D and Chief Medical Officer of Sarepta Therapeutics, Inc., a biopharmaceutical company, from June 2018 to November 2021. Prior to joining Sarepta, Dr. O’Neill held several leadership roles at Biogen Inc., a biotechnology company, over a 15-year period, most recently serving as Senior Vice President, Late Stage Clinical Development from November 2016 to June 2018. Dr. O’Neill serves on the board of directors of Unity Biotechnology, Inc. and Aptinyx Inc. Dr. O’Neill is licensed to practice medicine in the Commonwealth of Massachusetts. He received a Bachelor of Medicine degree from University College Dublin and a Master of Medical Sciences degree from Harvard University.
Our restated certificate of incorporation and our amended and restated by-laws provide that the authorized number of directors may be changed only by resolution of our Board. Our restated certificate of incorporation and amended and restated by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.
Our Board has nominated Drs. Hopfield and Scadden and Ms. Reeve for election as Class III directors at the Annual Meeting. Each of the nominees is presently a director, and each has indicated a willingness to continue to serve as director, if elected. If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for substitute nominees selected by our Board.
We believe that it is essential that our Board members represent diverse backgrounds and experiences, both personally and professionally. Our amended Corporate Governance Guidelines provide that director candidates should have broad experience and skills in areas important to the operation of our company, as well as diversity of age, gender, race, national origin, ethnicity, sexual orientation, and education. Accordingly, the charter of our Nominating and Corporate Governance Committee states that, in recommending directors, the committee shall seek director candidates that have such broad experience, skills and diversity. Currently, our Board includes four female directors and two directors from ethnic or racial minorities. See “—Board Skills & Experience and Demographic Mix” below for additional information. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge, and ability to assist our Board in fulfilling its responsibilities.
Our priority in selection of Board members is identification of members who will further the interests of our stockholders, and in this context, we consider a variety of attributes in selecting nominees to our Board, including:

•
an understanding of, and experience in, the biotechnology and pharmaceutical industries, research and academic organizations and governmental regulatory agencies, and the scientific and legal landscapes in which such entities operate;

•
an understanding of, and experience in, accounting oversight and governance, finance, and complex business transactions;

•
leadership experience and significant accomplishments with public companies or other comparable organizations;

•
the ability to contribute positively to the collaborative culture among our Board members;

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long-term reputation for the highest personal and professional integrity; and

•
demonstrated contribution as a member of other boards of directors, and sufficient time and availability to devote to our affairs.

These factors and others are considered useful by our Board and are reviewed in the context of an assessment of the perceived needs of our Board at a particular point in time.
Certain individual qualifications and skills of our directors that contribute to our Board’s effectiveness as a whole are described in the following paragraphs.
Nominees for Election as Class III Directors
Biographical information, including principal occupation and business experience during the last five years, for our nominees for election as Class III directors at our Annual Meeting is set forth below.

Jessica Hopfield, Ph.D. Age: 57 Director since 2018 Lead Independent Director Committees: Audit, Nominating and Corporate Governance (Chair), Science and Technology
Dr. Hopfield joined our Board in February 2018 and became lead independent director in February 2021. Dr. Hopfield has served on the board of directors of Insulet Corporation, a public medical device company (“Insulet”) since July 2015 and as its lead independent director from August 2016 until January 2019, and on the boards of directors of Maravai LifeSciences Holdings, Inc., a public diagnostic and reagent company, since November 2020, and Berkeley Lights, Inc., a public medical device company, since December 2021. She previously served on the board of directors of Radius Health, Inc., a public biopharmaceutical company, from January 2019 until December 2020. Since 2010, Dr. Hopfield has been the principal at J Hopfield Consulting providing guidance and executive coaching to start-up technology firms. From 1995 to 2009, Dr. Hopfield was a Partner of McKinsey & Company in its global pharmaceuticals and medical devices practice where she served clients across pharmaceutical, biotechnology, medical device and consumer industries with a focus on strategy, R&D management, and marketing. Dr. Hopfield also previously held management positions at Merck Sharp & Dohme Corp. in clinical development, outcomes research, and marketing. Dr. Hopfield earned a B.S. from Yale College, an M.B.A. from Harvard Graduate School of Business Administration as a Baker Scholar, and a Ph.D. in Neuroscience/Biochemistry from The Rockefeller University. Dr. Hopfield is directorship certified by the National Association of Corporate Directors.
Skills and Qualifications: We believe that Dr. Hopfield’s executive and consulting experience in the healthcare, pharmaceutical, and medical device industries and her public company governance experience qualifies her to serve as a member of our Board.

Emma Reeve Age: 61 Director since September 2021 Independent Director Committees: Audit (Chair), Nominating and Corporate Governance
Ms. Reeve joined our Board in September 2021. Ms. Reeve served as Senior Vice President and Chief Financial Officer of Constellation Pharmaceuticals, Inc., a development-stage oncology company, from October 2017, and as its Treasurer from December 2020, until its acquisition in July 2021, and was its Secretary between December 2017 and September 2018. Prior to joining Constellation, Ms. Reeve served as Corporate Controller of Parexel International (“Parexel”), a life sciences consulting firm and contract research organization, from September 2014 to October 2017 and as interim Chief Financial Officer and corporate controller of Parexel from July 2016 to May 2017. Previously, Ms. Reeve served as Head of Finance and Administration at Novartis Pharma Schweiz, a pharmaceutical company, from May 2012 to August 2014 and as Vice President, Global Head Business Planning and Analysis for Novartis Vaccines and Diagnostics, a division of Novartis, from January 2008 to April 2012. Prior to that, she served as the Chief Financial Officer of Inotek Pharmaceuticals, Inc., and of Aton Pharma, Inc., and in operational and finance roles at Merck Research Laboratories and Bristol Myers Squibb Company. Ms. Reeve has served as a member of the boards of directors of Aadi Bioscience, Inc., a public biopharmaceutical company, since September 2021, and PTC Therapeutics, Inc., a public pharmaceutical company, since December 2018. Ms. Reeve received a B.Sc. in computer science from Imperial College, University of London and is an associate of the Institute of Chartered Accountants in England & Wales.
Skills and Qualifications: We believe Ms. Reeve is qualified to serve on our Board due to her significant financial and operational experience as an executive at biopharmaceutical companies.

David Scadden, M.D. Age: 69 Director since 2019 Independent Director Committees: Compensation, Science and Technology (Chair)
Dr. Scadden joined our Board in February 2019. Dr. Scadden is the Gerald and Darlene Jordan Professor of Medicine at Harvard University, a position he has held since 2006. Since 1995, Dr. Scadden has practiced at the Massachusetts General Hospital, where he founded and directs the Center for Regenerative Medicine and directed the Hematologic Malignancies Center of the MGH Cancer Center for 10 years. Dr. Scadden co-founded and co-directs the Harvard Stem Cell Institute and is Chairman emeritus and Professor of the Harvard University Department of Stem Cell and Regenerative Biology. He is a member of the National Academy of Medicine and the American Academy of Arts and Sciences and a Fellow of the American College of Physicians and the American Academy for the Advancement of Science. He is a former member of the Board of External Experts for the National Heart, Lung and Blood Institute, the Board of Scientific Counselors for the National Cancer Institute and Board of Directors of the International Society for Stem Cell Research. Dr. Scadden has served on the boards of Agios Pharmaceuticals, Inc. (“Agios”), a public biotechnology company, since May 2017, Magenta Therapeutics, Inc., a public biotechnology company where he is a scientific founder, since November 2016, and private biotechnology companies LifeVault Bio and Clear Creek Bio, Inc. since May 2017 and February 2017, respectively. Dr. Scadden holds a B.A. from Bucknell University in English, an M.D. from Case Western Reserve University and holds honorary degrees, including an A.M. from Harvard Medical School, an Sc.D. from Bucknell University and an M.D. from Lund University in Sweden.
Skills and Qualifications:   We believe Dr. Scadden is qualified to serve on our Board due to his scientific expertise in the fields of hematology and oncology.

Our Board recommends voting “FOR” the election of Jessica Hopfield, Emma Reeve and David Scadden as Class III directors, for a three-year term ending at the annual meeting of stockholders to be held in 2025.
Any properly submitted proxy will be voted in favor of the nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as directors if elected. However, if any nominee is unable to serve or for good cause will not serve as a director, the persons named in the proxy intend to vote in their discretion for one or more substitutes who will be designated by our Board.
Directors Continuing in Office
Biographical information, including principal occupation and business experience during the last five years, for our current directors continuing in office after the Annual Meeting is set forth below.
Class I Directors (Term Expires at 2023 Annual Meeting)

Bernadette Connaughton Age: 63 Director since October 2021 Independent Director Committees: Compensation (Chair), Nominating and Corporate Governance
Ms. Connaughton has served as a member of our Board since October 2021. Ms. Connaughton was previously employed by Bristol Myers Squibb Company, a multinational pharmaceutical company, in various roles from 1983 to 2017, most recently serving as President Intercontinental, including China, Latin America, Central and Eastern Europe and the Middle East. She currently serves on the board of directors of Halozyme Therapeutics, Inc., a public biotechnology company, Syneos Health, Inc., a public contract research organization, and Zealand Pharma A/S, a public biotechnology company. She also serves on the Board of Trustees of the Boys and Girls Club of Mercer County, New Jersey, and is a mentor for the Healthcare Businesswomen’s Association and Women in Bio Boardroom Ready Program. She received her B.A. from Johns Hopkins University and her M.B.A. from The Wharton School, University of Pennsylvania.
Skills and Qualifications: We believe Ms. Connaughton is qualified to serve on our Board due to her more than 30 years of global strategic, commercial and biopharmaceutical industry expertise.

James Mullen Age: 63 Director since 2018 President and Chief Executive Officer of Editas Medicine Chairman of the Board
Mr. Mullen has served as chair of our Board since March 2018, and as our President and Chief Executive Officer since February 2021. Mr. Mullen previously served as Chief Executive Officer and a director of Patheon N.V., a pharmaceutical contract development and manufacturing organization, from March 2011 until its acquisition by Thermo Fisher Scientific, Inc. (“Thermo Fisher”), a public biotechnology product development company, in August 2017. Prior to joining Patheon, from June 2000 to June 2010, Mr. Mullen served as the president and Chief Executive Officer of Biogen Inc. (“Biogen”), one of the world’s largest biotechnology companies. Mr. Mullen held various operating positions at Biogen prior to becoming Chief Executive Officer, including Chief Operating Officer, Vice President, International, and Vice President, Operations. Mr. Mullen has served on the board of directors of Thermo Fisher since November 2018. Mr. Mullen previously served on the board of directors of Insulet, from September 2017 until January 2019 and PerkinElmer, Inc., a public technology and service provider for diagnostics, research, environmental and industrial and laboratory services markets, from 2003 to April 2015. He also previously served as Chairman of the Biotechnology Innovation Organization. Mr. Mullen received a B.S. in Chemical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from Villanova University.

Skills and Qualifications: We believe that Mr. Mullen’s more than 40 years of experience in the biotechnology and pharmaceutical industries, including building leading organizations on a global scale, and his sitting on the board of directors of public and private life sciences companies, qualifies him to serve as a member of our Board.

Akshay Vaishnaw, M.D., Ph.D. Age: 59 Director since 2016 Independent Director Committees: Compensation, Science and Technology
Dr. Vaishnaw has served as a member of our Board since July 2016. Dr. Vaishnaw has served as the President of Alnylam Pharmaceuticals, Inc. (“Alnylam”), a public company developing RNA-based therapies, since January 2022. Prior to that, Dr. Vaishnaw held a variety of positions at Alnylam, including President, Research and Development from March 2018 to January 2022, Executive Vice President, Research and Development from December 2014 until March 2018, Chief Medical Officer from June 2011 until December 2016, Executive Vice President from June 2012 to December 2014, Senior Vice President from June 2011 to June 2012, Senior Vice President, Clinical Research from December 2008 to June 2011 and Vice President, Clinical Research from 2006 to 2008. Since May 2019, Dr. Vaishnaw has served as a director of Scholar Rock, Inc., a public biopharmaceutical company. Dr. Vaishnaw is a Fellow of the Royal College of Physicians, United Kingdom. He received his M.D. from University of Wales College of Medicine and his Ph.D. from the University of London.
Skills and Qualifications: We believe Dr. Vaishnaw’s qualifications to sit on our Board include his strong medical background and experience as an executive at biopharmaceutical companies.
Class II Directors (Term Expires at 2024 Annual Meeting)

Meeta Chatterjee, Ph.D. Age: 67 Director since 2020 Independent Director Committees: Audit
Dr. Chatterjee joined our Board in December 2020. Dr. Chatterjee has served as Senior Vice President of Global Business Development at Legend Biotech Corp., a public biopharmaceutical company, since March 2019. She previously served in increasing roles of responsibility at Merck Research Laboratories, a division of Merck & Co., Inc. (“Merck”), a multinational pharmaceutical company, from 2007 to May 2018, including serving in its Business Development and Licensing group as Head of Strategy, Transactions and Operations from March 2017 to May 2018 and as Head of the group’s Office of Business Strategy and Operations from May 2014 to March 2017. Prior to joining Merck, Dr. Chatterjee held leadership roles in Discovery Research and in Licensing at Schering-Plough Research Institute and was Head of R&D Licensing at the time of Schering-Plough Corp.’s merger with Merck. She has served on the board of directors of Werewolf Therapeutics, Inc., a public biopharmaceutical company, since October 2021. Dr. Chatterjee holds a B.A. in Physics from St. Xavier’s University in Ahmedabad, India, and Rutgers University, and a Ph.D. in Physiology from Rutgers University. She completed her post-doctoral fellowship in the Department of Physiology at the University of Virginia School of Medicine.
Skills and Qualifications: We believe Dr. Chatterjee’s qualifications to sit on our Board include her broad strategic and operational experience in pharmaceutical research and development, licensing and strategic transactions.

Andrew Hirsch Age: 51 Director since 2017 Independent Director Committees: Audit, Compensation
Mr. Hirsch has served as a member of our Board since May 2017. Mr. Hirsch has served as a director and as the President of C4 Therapeutics, Inc., a public biopharmaceutical company, since September 2020 and as its Chief Executive Officer since October 2020. From September 2016 to September 2020, Mr. Hirsch served as Chief Financial Officer at Agios, as well as head of its corporate development beginning March 2018. He served as President and Chief Executive Officer of BIND Therapeutics, Inc., a biotechnology company (“BIND”), from March 2015 until August 2016. Prior to being named President and Chief Executive Officer at BIND, Mr. Hirsch held several other leadership positions at BIND, including Chief Operating Officer from February 2014 to March 2015, and Chief Financial Officer from July 2012 to March 2015. In May 2016, BIND filed a voluntary petition for bankruptcy under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court. Prior to joining BIND, Mr. Hirsch was Chief Financial Officer at Avila Therapeutics, Inc., a biotechnology company, from June 2011 until its acquisition by Celgene Corporation, a public biopharmaceutical company, in March 2012. From 2002 to 2011, Mr. Hirsch held roles of increasing responsibility at Biogen, including vice president of Corporate Strategy and M&A. He holds an M.B.A. from the Tuck School at Dartmouth College and a B.A. in Economics from the University of Pennsylvania.
Skills and Qualifications: We believe Mr. Hirsch’s qualifications to sit on our Board include his strong business and financial background and experience as an executive at biopharmaceutical companies.
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.
There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.
Executive Officers Who Are Not Directors
Executive officers are chosen by and serve at the discretion of the Board of Directors. Set forth below are the names and ages of our executive officers as of the date of this Proxy Statement, as well as biographical information for all but James Mullen, our President and Chief Executive Officer. For Mr. Mullen’s biographical information, please see page 14.

Bruce Eaton, Ph.D. Age: 68 Executive Vice President and Chief Business Officer Joined Editas in 2018
Dr. Eaton has served as our Chief Business Officer since July 2021. Prior to that, Dr. Eaton had served as our Senior Vice President, Chemistry and Site Head, Boulder, since January 2018 and was a consultant and research collaborator with us since 2015. Prior to joining us, Dr. Eaton was Founder and Chief Executive Officer of i2 Pharmaceuticals (“i2”), a private biopharmaceutical company, from August 2015 to January 2018. Before founding i2, Dr. Eaton was Chief Operating Officer of SomaLogic, Inc. from November 2011 to October 2012. He is a member of the board of directors of the Colorado Bioscience Association. Dr. Eaton earned B.S. degrees in chemistry and biology from the University of Oregon and a Ph.D. in chemistry from the University of California at Berkeley.

Michelle Robertson Age: 55 Executive Vice President and Chief Financial Officer Joined Editas in 2020
Ms. Robertson has served as our Chief Financial Officer since January 2020. Ms. Robertson previously served as the Chief Financial Officer of Momenta Pharmaceuticals, Inc. (“Momenta”), a public biotechnology company, from October 2018 until January 2020, and as Vice President, Financial Planning and Analysis of Momenta from May 2017 to October 2018. From 2015 to 2016, Ms. Robertson was Vice President, Oncology Finance for Baxalta, Inc., a biopharmaceutical company, following its spin-off from Baxter International. From 2012 to 2015, Ms. Robertson served as Head of Financial Planning and Analysis and Operations Excellence at Ironwood Pharmaceuticals, Inc., and prior to that, held various Finance and Commercial Operations-leadership positions in the Oncology and Biosurgery divisions at Genzyme Corporation (now Sanofi Genzyme), a biotechnology company. Since October, 2021, Ms. Robertson has served on the board of directors of Verastem Oncology, Inc., a public biopharmaceutical company. Ms. Robertson received her B.S. in Finance and A.S. in Accounting and Management from Bentley University.

Mark S. Shearman, Ph.D. Age: 60 Executive Vice President and Chief Scientific Officer Joined Editas in 2021
Dr. Shearman has served as our Chief Scientific Officer since June 2021. Dr. Shearman previously served as Chief Scientific Officer for Applied Genetic Technologies Corporation, a public biotechnology company, from June 2015 to April 2021. From August 2009 to May 2015, he served in roles of increasing responsibility at EMD Serono, Inc., the U.S. and Canadian subsidiary of Merck KGaA, serving most recently as Senior Vice President of Research & Early Development. Previously, Dr. Shearman worked for Merck from 2004 to 2009, most recently as Executive Director of Merck Research Laboratories, Boston. Dr. Shearman earned a B.Sc. from the University of Bristol, U.K., and a Ph.D. from the University of Nottingham, U.K.

CORPORATE GOVERNANCE
Stockholder Engagement
We believe part of effective corporate governance includes active engagement with our stockholders. We value the views of our stockholders and other stakeholders, and we communicate with them regularly and solicit input on a number of topics such as our business strategy, status of our programs, our executive compensation program and general corporate governance topics. Our discussions with our investors have been productive and informative, and have provided valuable feedback to our executive management team and our Board to help ensure that our decisions are aligned with stockholder objectives. We remain committed to investing time with our stockholders to increase transparency and better understand our stockholder base and their perspectives.
During the second half of 2021, we solicited feedback from institutional investors then representing approximately 50% of our outstanding shares to seek input on a variety of corporate governance and other issues that may impact our business, and engaged with nine institutional investors then representing approximately 30% of our shares outstanding, based on public filings as of September 30, 2021. The governance and related topics discussed included human capital, executive compensation, our ESG strategy, and certain corporate defensive measures.
During our discussions, we strive for a collaborative approach and value the variety of perspectives we receive, which deepens our understanding of stakeholder interests and motivations and fosters a mutual understanding of governance priorities. Please see below for highlights from our discussions.
Summary of Certain 2021 Stockholder Discussions

Human Capital: Investors indicated strong interest in human capital-related topics, particularly diversity disclosures and initiatives. We received positive feedback regarding our Board diversity and related disclosures included in our 2021 proxy statement and our employee-related disclosures, previously on our corporate website and now included in our 2021 Annual Report.
Action taken: Feedback was shared with our Board chair and the Nominating and Corporate Governance Committee.

Executive Compensation: Investors appreciated the incorporation of PSUs to the long-term incentive plan, and expressed interest in the rationale with respect to the compensation paid to Mr. Mullen, who was appointed chief executive officer in February 2021. Please see “Executive Compensation—Compensation Discussion and Analysis—Compensation of Our Chief Executive Officer and Chief Scientific Officer” for additional information on Mr. Mullen’s compensation.
Action taken: Feedback was shared with our Board chair and the Nominating and Corporate Governance Committee, which includes the chair of the Compensation Committee. As discussed under Compensation Discussion and Analysis, the Compensation Committee has retained the use of performance-based long-term incentive awards.

ESG Strategy: Some investors expressed interest in understanding any internal ESG initiatives, particularly any areas of focus outside of corporate governance. In general, investors were pleased to learn that potential ESG disclosure topics and benchmarks are under discussion and that we are taking a thoughtful approach to identifying those ESG topics we believe are important to its stakeholders and long-term success.
Action taken: Feedback was shared with our Board chair and the Nominating and Corporate Governance Committee. Due in part to this feedback, the Board amended the Nominating and Corporate Governance Committee charter to specifically assign oversight of ESG matters to the committee.

Corporate Defensive Measures: Investors generally expressed a preference for us to consider, in light of our size and maturity, to “sunset” or remove certain corporate defensive measures, including the classified board structure and certain supermajority voting requirements.
Action taken: Feedback was shared with our Board chair and the Nominating and Corporate Governance Committee, which determined that our company and its stockholders are, at this time, best served by maintaining the current classified board structure, stockholder voting standards, and other corporate defensive measures.

The Nominating and Corporate Governance Committee and our Board are committed to regularly considering the above and other governance and related matters raised by our stockholders and other stakeholders during our engagements to determine what further actions, if any, should be taken in the best interest of our company and its stockholders.
We intend to continue our stockholder outreach following the filing of this Proxy Statement with the SEC, to seek support for our annual meeting proposals and to solicit additional feedback regarding governance, compensation and other matters of importance to our stockholders. We view this outreach effort as a valuable opportunity to discuss measures that are important to our stockholders. We also intend to continue our stockholder engagement efforts following the Annual Meeting regardless of the vote results on the proposals included herein.
Director Nomination Process
The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate directors.
The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our Board. The qualifications, qualities and skills that the Nominating and Corporate Governance Committee believes must be met by a committee-recommended nominee for a position on our Board are as follows:
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Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

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Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

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Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our Board and its committees.

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Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

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Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

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Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. Nominees should have broad experience and skills in areas important to the operation of our company, as well as diversity of age, gender, race, national origin, ethnicity, sexual orientation, and education.

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Nominees should normally be able to serve for at least five years before reaching the age of 75.

The Nominating and Corporate Governance Committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate. During 2021, the Nominating and Corporate Governance Committee engaged a third-party search firm to identify appropriate director candidates for our Board and such firm identified Bernadette Connaughton and Emma Reeve, who were appointed to our Board during 2021.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the Nominating and Corporate Governance Committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated by-laws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the Nominating and Corporate Governance Committee. If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.
Director Independence
Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.
Our Board has reviewed the composition of our Board and its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that each of Drs. Chatterjee, Hopfield, Scadden and Vaishnaw, Mr. Hirsch and Msses. Connaughton and Reeve is an “independent director” as defined under Nasdaq Listing Rules. Our Board has also determined that Ms. Reeve, Mr. Hirsch and Drs. Chatterjee and Hopfield, who comprise the Audit Committee of our Board, and Ms. Connaughton, Drs. Scadden and Vaishnaw and Mr. Hirsch, who comprise the Organization, Leadership and Compensation Committee of our Board (the “Compensation Committee”), satisfy the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable. In making such determination, our Board considered the relationships that each such non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Skills & Experience and Demographic Mix
Our commitment to diversity and inclusion is demonstrated by the composition of our Board, which includes four women and two individuals from ethnic or racial minorities as of the date of this Proxy Statement. The following table and charts provide information regarding our nominees for director and our existing directors as of the date of this Proxy Statement:

Skills and Experience	Meeta Chatterjee	Bernadette Connaughton	Andrew Hirsch	Jessica Hopfield	James Mullen	Emma Reeve	David Scadden	Akshay Vaishnaw
Executive Leadership	•	•	•		•	•		•
Industry Knowledge	•	•	•	•	•	•	•	•
Research & Development Experience	•		•	•			•	•
Audit & Financial Expertise			•	•	•	•		
Public Company Governance		•	•	•	•	•	•	•
Strategy/Corporate Development	•		•	•	•			
Commitment to Company Values and Goals	•	•	•	•	•	•	•	•
Tenure and Independence								
Tenure (years)	1	<1	4	4	4	<1	3	5
Independent	•	•	•	•		•	•	•
Demographics								
Age	67	63	51	57	63	61	69	59
Gender Identity	F	F	M	F	M	F	M	M
African American or Black								
Alaskan Native or American Indian								
Asian	•							•
Hispanic or Latinx								
Native Hawaiian or Pacific Islander								
White		•	•	•	•	•	•	
Two or More Races or Ethnicities								
LGBTQ+								
Number of Other Public Boards	1	3	1	3	1	2	2	1

Director Independence	Director Tenure

Overall Board Diversity	Director Age

Board Committees
Our Board has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee and may from time to time form such other committees that the Board deems necessary. Each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee operates under a charter, and each such committee reviews its respective charter at least annually. A current copy of the charter for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee is posted on the corporate governance section of the “Investors” section on our website, which is located at http://www.editasmedicine.com.

Audit Committee
The members of the Audit Committee are Meeta Chatterjee, Ph.D., Andrew Hirsch, Jessica Hopfield, Ph.D., and Emma Reeve. Ms. Reeve is the chair of the Audit Committee. Our Board has determined that each of Ms. Reeve and Mr. Hirsch is an “audit committee financial expert,” as defined in applicable SEC rules. In making this determination, our Board has considered each of Ms. Reeve’s and Mr. Hirsch’s formal education and the nature and scope of his experience as described above. The Audit Committee assists our Board in its oversight of our accounting and financial reporting process and the audits of our consolidated financial statements. The Audit Committee met nine times during the year ended December 31, 2021. The Audit Committee’s responsibilities include:
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appointing, approving the compensation of, and assessing the independence of the registered public accounting firm;

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overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;

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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

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monitoring our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

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overseeing our internal audit function, if any;

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discussing our risk management policies;

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establishing procedures for the receipt and retention of accounting related complaints and concerns;

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meeting independently with our internal auditing staff, our independent registered public accounting firm, and management;

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reviewing and approving or ratifying any related person transactions; and

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preparing the Audit Committee report required by SEC rules.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our registered public accounting firm must be approved in advance by the Audit Committee.
Organization, Leadership and Compensation Committee
The members of the Compensation Committee are Bernadette Connaughton, Andrew Hirsch, David Scadden, M.D., and Akshay K. Vaishnaw, M.D., Ph.D. Ms. Connaughton is the chair of the Compensation Committee. The Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers and other members of senior management. The Compensation Committee met 11 times during the year ended December 31, 2021. The Compensation Committee’s responsibilities include:
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reviewing and making recommendations to our Board with respect to the compensation of our chief executive officer;

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reviewing and approving, or making recommendations to our Board with respect to, the compensation of our other executive officers and senior management;

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overseeing the evaluation and leadership development of our senior executives, including reviewing development, retention and succession plans for such senior executives, excluding succession planning for our chief executive officer;

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assessing, monitoring and making recommendations to our Board with respect to our organizational health, leadership development programs and processes designed to attract, motivate, develop and retain employees;

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reviewing and making recommendations to our Board with respect to our incentive compensation and equity-based compensation plans;

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overseeing and administering our equity-based plans;

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reviewing and making recommendations to our Board with respect to director compensation;

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reviewing and discussing with management our “Compensation Discussion and Analysis” disclosure; and

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preparing the compensation committee report required by SEC rules, which is included in this Proxy Statement.

The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in Compensation Committee meetings. No officer may participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding the compensation for such officer or any immediate family member of such officer. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities, and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, or other advisors and consultants, and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
Historically, the Compensation Committee reviews all compensation components including base salary, bonus, benefits and equity incentives, as well as severance arrangements, change-in-control benefits and other forms of executive officer compensation and provides a recommendation to the Board on the compensation of our chief executive officer. In addition, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy, and new trends, plans, or approaches to compensation, at various meetings throughout the year. The Compensation Committee also makes recommendations to our Board regarding the compensation of non-employee directors and has the authority to administer our equity-based plans.
Under its charter, the Compensation Committee may from time to time delegate authority to subcommittees as it deems appropriate.
Nominating and Corporate Governance Committee
The members of the Nominating and Corporate Governance Committee are Jessica Hopfield, Ph.D., Bernadette Connaughton and Emma Reeve. Dr. Hopfield is the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met seven times during the year ended December 31, 2021. The Nominating and Corporate Governance Committee’s responsibilities include:
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identifying individuals qualified to become members of our Board;

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recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

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developing and recommending to our Board corporate governance principles;

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overseeing succession planning for our chief executive officer;

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overseeing periodic evaluations of our Board; and

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generally overseeing significant ESG matters applicable to our company.

The Nominating and Corporate Governance Committee oversees an annual self-evaluation process of our Board and its committees, including an assessment of the contributions of individual directors. At the conclusion of this process, the Nominating and Corporate Governance Committee determines what actions, if any, to present to the Board and the other committees to further enhance the performance and effectiveness of the Board, its committees and individual directors. As appropriate, this process results in updates or changes to our practices as well as commitments to continue existing practices that our directors believe contribute positively to the effective functioning of our Board and its committees.
Science and Technology Committee
The members of the Science and Technology Committee are Jessica Hopfield, Ph.D., David T. Scadden, M.D., and Akshay K. Vaishnaw, M.D., Ph.D. Dr. Scadden is the chair of the Science and Technology Committee. The Science and Technology Committee met three times during the year ended December 31, 2021. Our Science and Technology Committee’s responsibilities include:
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assisting our Board’s oversight of our research and development activities and advising the Board with respect to strategic and tactical scientific issues;

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reviewing, evaluating, and advising our Board and management regarding our long-term strategic goals and objectives and the quality and direction of our research and development program;

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monitoring and evaluating trends in research and development, and recommending to our Board and management emerging technologies for building our technological strength;

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recommending approaches to acquiring and maintaining technology positions (including but not limited to contracts, grants, collaborative efforts, alliances, and capital);

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advising our Board and management on the scientific aspects of business development transactions;

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regularly reviewing our research and development pipeline;

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assisting our Board with its oversight responsibility for enterprise risk management in areas affecting our research and development; and

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reviewing such other topics as delegated to the Science and Technology Committee from time to time by our Board.

Board and Committee Meetings Attendance
The full Board met ten times during 2021. During 2021, each member of the Board attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Although we do not have a formal policy regarding attendance by members of our Board at our annual meeting of stockholders, we encourage all of our directors to attend. All members of our Board attended our 2021 annual meeting of stockholders.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted under the heading “Corporate Governance” on the Investors & Media section of our website, which is located at http://www.editasmedicine.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.
Corporate Governance Guidelines
Our Board has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide that:

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our Board’s principal responsibility is to oversee the management of our company;

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except as required by Nasdaq rules, a majority of the members of our Board must be independent directors;

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the independent directors meet in executive session at least twice a year;

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directors have full and free access to management and, as necessary, independent advisors; and

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the Nominating and Corporate Governance Committee will oversee periodic self-evaluations of the Board to determine whether it and its committees are functioning effectively

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investors & Media section of our website, which is located at http://www.editasmedicine.com.
Board Leadership Structure and Board’s Role in Risk Oversight
Board Leadership Structure
Our corporate governance guidelines provide the Board with flexibility to select the leadership structure that the Board believes is most appropriate given the specific characteristics or circumstances of our company at the time. James Mullen has served as chair of the Board since March 2018. In February 2021, he was appointed our president and chief executive officer. In his role as chair of the Board, Mr. Mullen has gained a deep understanding of our business and the strategic priorities and key issues we face. Furthermore, he has more than 40 years of experience in the biotechnology and pharmaceutical industries, including building leading organizations on a global scale, and has sat on the board of directors of public and private life sciences companies. Serving as both chair and chief executive officer enables Mr. Mullen to employ his extensive strategic and operational experience and knowledge of our company and our industry in a unified role to focus the Board on key areas essential to our strategic plan, thereby enhancing our long-term stockholder value. We believe this combined role also promotes our ability to communicate with a single and consistent voice to stockholders, partners, employees and other stakeholders. As chair of the Board, Mr. Mullen’s responsibilities include determining the frequency and length of board meetings, recommending when special meetings of the Board should be held, preparing or approving the agenda for each Board meeting, and assisting with other corporate governance matters. Upon the commencement of employment of Gilmore O’Neill as our president and chief executive officer, effective June 1, 2022, Mr. Mullen will continue as executive chair of the Board.
While the Board believes the consolidation of the chair and chief executive officer roles is optimal at this time, the Board also believes that strong, independent board leadership is a critical aspect of effective corporate governance. Our corporate governance guidelines provide that if the chair of the Board is not an independent director, then an independent director may be designated to serve as lead independent director. Upon Mr. Mullen’s appointment as president and chief executive officer, the Board appointed Jessica Hopfield, Ph.D., as lead independent director, based on her strong leadership experience as a director on other public company boards of directors, including as lead independent director on the board of directors of Insulet from August 2016 until January 2019. In her role as lead independent director, Dr. Hopfield’s responsibilities include chairing meetings of our independent directors, meeting with any director who is not adequately performing his or her duties as a member of the Board or any committee of the Board, facilitating communications between management and the Board, working with the chair of the Board in the preparation of the agenda for each Board meeting, and otherwise consulting with the chair of the Board on matters relating to corporate governance and Board performance. While Mr. Mullen will continue as executive chair of the Board upon the commencement of employment of Dr. O’Neill as president and chief executive officer effective June 1, 2022, Mr. Mullen will not be an independent director given his service as our chief executive officer. As a result, Dr. Hopfield will remain as our lead independent director. We believe the role of lead independent director, combined with our other experienced and independent Board members, provides strong independent oversight of management. The Board evaluates our Board leadership structure from time to time and may recommend or implement further alterations of this structure in the future.

Risk Oversight
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our 2021 Annual Report and in the other reports we file with the SEC from time to time. Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks. Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis and our Board and its committees oversee the risk management activities of management. Our Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our company, including those related to any potential security breaches. The Audit Committee oversees risk management activities related to financial controls, legal and compliance risks and cybersecurity risks. As part of this oversight, the Audit Committee receives regular reports from management on such risks at its regularly scheduled meetings, including reports not less than twice per year relating to data privacy and cybersecurity and the actions management has taken to limit, monitor or control such exposures. The Audit Committee also meets privately with representatives from our independent registered public accounting firm as part of its oversight of our risk management. The Compensation Committee oversees risk management activities relating to our compensation policies and practices, our organizational health and succession planning for the members of our senior management. The Nominating and Corporate Governance Committee oversees risk management activities relating to our Board’s composition and succession planning for our chief executive officer. In addition, members of our senior management team attend our quarterly Board meetings and are available to address any questions or concerns raised by the Board on risk management and any other matters. Our Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.
Commitment to Corporate Responsibility
At Editas Medicine, our mission is to translate the power and potential of the CRISPR/Cas9 and CRISPR/Cas12a genome editing systems into a robust pipeline of treatments for people living with serious diseases around the world. We believe that delivering on this mission over the long term requires an understanding of the importance of corporate citizenship, including ESG considerations, and the meaningful difference it can have on our patients, our employees and the communities in which we live and work.
Our Patients
For us, the patient is—and must be—at the center of everything we do. We are acutely aware that gene editing represents a fast-moving, potentially disruptive technology that evokes both excitement and curiosity. We believe it is critical to be transparent about our science and engage responsibly with the patient communities we seek to help. In doing so, we commit to:
Engage regularly—seek out opportunities to learn from the communities we aim to create a treatment option for, and continue to bring their voices into decision making and drug development planning.
Listen actively—health and treatment is deeply personal, and there are similarities and differences across diseases, and among individuals affected by the same disease. It is critical that we listen and understand diverse perspectives.
Engage authentically—we are cautiously optimistic about the promise of gene editing, yet there is still much to be learned. Through transparent communication about our company and our approach to developing medicines, we hope to ensure the expectations we set are realistic.
As part of our commitment to our patient community, we regularly partner with leading patient groups and other organizations that promote scientific and medical advancements, patient care, and new payment models allowing patients to access life-saving therapies. In addition, in 2021, we took a number of steps to further build out our medical affairs and patient advocacy team, which helps support clinical communications and proactively engage with the patient community.

Further, we recognize that people of color and certain marginalized groups experience many diseases at higher rates than the general population, and that inequalities in our current healthcare system contribute to gaps in health insurance coverage, uneven access to services, and poorer health outcomes among these populations. As we continue to evolve and expand, our ability to address these health disparities grows as well. Patients are the reason our company exists, and one of our long-term objectives will be ameliorating the inequalities facing patients that have less access to healthcare.
Our Employees
Diversity and Inclusion
We strongly believe that our greatest strength comes from the people who make up our team. Each employee brings diverse perspectives, backgrounds, and thinking styles, and, by embracing and celebrating these differences, we strengthen our culture and further our mission to pioneer a new field of genome editing. We are committed to preserving and further cultivating our diverse and inclusive workforce, including in our senior management team, to ensure an environment where employees feel empowered to achieve their fullest potential.
As of December 31, 2021, approximately 54% of our full-time employees were women and 51% of our senior management (director level and above) were women. As of December 31, 2021, approximately 45% of our full-time employees identify as being from racial or ethnic minorities and 32% of our senior management identify as being from racial or ethnic minorities.
Recruitment, Retention and Development
Successful execution of our strategy is dependent on attracting, retaining and motivating a diverse team of highly skilled employees at all levels. We believe a key component of recruiting, retaining and motivating our employees is our total compensation package. For this reason, we provide employees with competitive compensation, including market-competitive salary and equity awards, along with competitive benefits packages, including medical, dental, vision and life insurance, an employee stock purchase plan, flexible spending accounts, short- and long-term disability and matching contributions to a 401(k) tax-deferred savings plan. We also provide annual cash incentive bonus opportunities that are tied to both company performance and individual performance to foster a pay-for-performance culture. We regularly benchmark these total rewards against our industry peers to ensure we remain competitive and attractive to potential new hires.
We believe that continued learning and development, training and other resources are also an essential part of retaining our employees and creating a culture of learning and leadership. We encourage our employees to participate and take advantage of a variety of learning and development resources, including online skills courses, professional development events, and external training programs based on individual needs. We have also implemented formal coaching and mentoring programs, which enable employees to connect with, and learn and develop from, individuals across our company.
Communication and Engagement
We recognize that our employees perform best when they know how their work contributes to our overall strategy. To achieve this, we emphasize open and direct communication through the use of a variety of channels, including quarterly all-company business updates from the senior management team, fireside chats with new members of the board of directors and our executive management team, open forums and company-wide written communications, and postings on our company intranet.
In addition, we regularly conduct employee surveys to gauge employee engagement and solicit feedback, and enhance our understanding of the views of our employees, work environment and culture. The results from engagement surveys are used to implement programs and processes designed to enhance employee engagement and improve the employee experience.
Our Community
Community Involvement
Through both corporate initiatives and individual contributions of our employees, we seek to make a difference in our communities. These initiatives promote employee volunteerism to serve and fundraise for a wide variety of community causes, including clothing drives for children in need, collections for individuals facing hygiene insecurity, and educational initiatives.
In 2021, our INSPIRITAS program, an engagement-focused, employee-led committee that works to organize and promote social and community initiatives, anchored numerous philanthropic, wellness, patient advocacy, and diversity efforts. INSPIRITAS continues its mission in bringing together our employees to engage and support local and broader community causes.
Environment
Though we currently have a small ecological footprint, we recognize the importance of limiting our environmental impact and operating our business in a sustainable manner. We are committed to reducing, reusing and recycling where possible, and utilizing energy efficient facilities and equipment to lower our energy use within our office areas and laboratories. To reduce pollution and avoid traffic congestion, we provide transportation benefits to our employees to encourage the use of non-automobile-based transportation, such as public transportation, cycling, and walking. In addition, we have on-site recycling programs in all our locations.
Further, we seek to use facilities and electrical equipment that are specifically designed for optimal performance and sustainability. We believe lower energy usage is not only beneficial to our stockholders, but the environment as well. Our recently installed, state-of-the-art wastewater control system also helps improve energy efficiency through modern fixtures, mechanical and laboratory equipment, and water recycling and monitoring systems.
Communication with Our Directors
Any interested party with concerns about our company may report such concerns to our Board by submitting a written communication to the attention of our corporate secretary or the chair of the Board at the following address:
c/o Editas Medicine, Inc.
11 Hurley Street
Cambridge, Massachusetts 02141
United States
You may submit your concern anonymously or confidentially by mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.
Communications will be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the Board (if one is appointed and is an independent director), the lead independent director (if one is appointed) or otherwise the chair of the Nominating and Corporate Governance Committee, subject to the advice and assistance of counsel, consider to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses the principles underlying our policies and decisions with respect to all material elements of the compensation of our named executive officers.
Our named executive officers for the fiscal year ended December 31, 2021, were:
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James C. Mullen, who was appointed our president and chief executive officer effective February 15, 2021;

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Michelle Robertson, our executive vice president and chief financial officer;

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Mark S. Shearman, Ph.D., who was appointed our executive vice president and chief scientific officer effective June 14, 2021;

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Bruce Eaton, Ph.D., who was appointed our executive vice president and chief business officer effective July 23, 2021, and previously served as our senior vice president, chemistry, and site head, Boulder;

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Lisa Michaels, M.D., our former executive vice president and chief medical officer, who separated from our company on February 7, 2022; and

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Cynthia Collins, our former president and chief executive officer, who separated from our company on February 15, 2021.

Editas Background and Select 2021 Business Highlights
Editas Medicine is a leading, clinical stage gene editing company dedicated to developing potentially transformative gene editing medicines to treat a broad range of serious diseases. The promise of genomic medicines is supported by the advancing knowledge of the human genome and by harnessing the progress in technologies for cell therapy, gene therapy, and, most recently, gene editing. We believe this progress sets the stage for us to create medicines with the potential to have a durable benefit for patients. Our core capability in gene editing uses the technology known as CRISPR (clustered, regularly interspaced, short palindromic repeats) to allow us to create molecules that efficiently and specifically edit DNA. Our mission is to translate the promise of gene editing into a broad class of differentiated, transformational medicines for diseases with high unmet need.
Building on the progress made in 2020 across our programs, we believe 2021 was a transformative year for our company and laid the groundwork for an exciting 2022. Highlights from 2021 for our programs include:
In Vivo Medicines
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Proof-of-Concept for EDIT-101. We achieved clinical proof-of-concept with EDIT-101, our experimental medicine to treat Leber congenital amaurosis 10 (“LCA10”), a CEP290-related retinal degenerative disorder. This first ever in vivo ocular gene editing data from our BRILLIANCE clinical trial demonstrated preliminary evidence of gene editing and potential clinical benefit.

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New Development Candidate. We declared a development candidate, referred to as EDIT-103, for the treatment of rhodopsin-associated autosomal dominant retinitis pigmentosa, a progressive form of retinal degeneration, and we are progressing towards Investigational New Drug application (“IND”)-enabling studies.

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Enhanced Productive Editing for EDIT-102. We enhanced the productive editing of EDIT-102, our experimental medicine for the treatment of Usher syndrome 2A, a form of retinitis pigmentosa that also includes hearing loss, by approximately 350% compared to the initial construct of this medicine.

Ex Vivo Medicines
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Progressed RUBY Trial. In our RUBY clinical trial for EDIT-301 for the treatment of sickle cell disease, we successfully edited cells ex vivo and are on track to dose the first patient in the trial in the first half of this year.

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IND Clearance for EDIT-301 for TDT. We obtained IND clearance for EDIT-301 for the treatment of transfusion-dependent beta-thalassemia (“TDT”) and began the process of setting up clinical sites and screening potential study patients and expect to dose the first TDT patient in 2022.

Cellular Therapy Medicines
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New iNK Development Candidate. We declared a development candidate, referred to as EDIT-202, a highly differentiated, iPSC-derived natural killer cell (“iNK”) investigational medicine with two gene knock-in and two gene knock-out edits, an approach we believe has the potential to create an allogeneic “off-the-shelf” NK cell therapy medicine with enhanced activity against solid tumors.

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Advanced Alpha-beta T Cell Collaboration. Our ongoing collaboration with Bristol Myers Squibb continued to advance alpha-beta T cell medicines for the treatment of solid and liquid tumors, leveraging our unique platform technologies including Cas9 and AsCas12a.

2021 Compensation Highlights
Highlighted below are the key compensation actions the Board and Compensation Committee took in 2021, which reflected on our performance, organizational needs, and long-term business strategy.

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Annual Performance-based Cash Bonus Program: In February 2021, the Compensation Committee approved the design of the annual performance-based cash bonus program. Beginning in 2021, we amended the program to provide for independent weighting of corporate and individual achievement to calculate the bonus payout for our employees, including our named executive officers other than our chief executive officer, whose bonus is based solely on corporate achievement. For our named executive officers, corporate and individual performance was weighted as follows:

(i)
chief executive officer: 100% based on corporate performance

(ii)
other named executive officers: 80% based on corporate performance, 20% based on individual performance

In February 2022, the Compensation Committee reviewed our performance against our corporate objectives, as well as each named executive officer’s performance against their individual objectives, where applicable. Following this review, the Compensation Committee recommended, and our Board approved, that our corporate objectives were achieved at 110% of target due to our achievement of significant clinical, research, manufacturing, and other strategic milestones. Following the certification of our corporate results, and review of individual performance, our named executive officers received an average payout under the annual performance-based cash bonus program of 106% of target.

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Mullen Chief Executive Officer Compensation Arrangement: In February 2021, James Mullen was appointed our president and chief executive officer. In connection with his appointment, the Board set his annual base salary and target bonus opportunity consistent with market practice among our peer group, and granted Mr. Mullen long-term incentive awards that were 100% performance-based, consisting of:

(i)
a performance-based stock option that vests as to one-half of the shares only upon the achievement of two specified organizational milestones;

(ii)
a performance-based stock option that vests only upon the achievement of significant stock price levels within five years of the grant date; and

(iii)
a PSU award that vests as to one-third of the shares upon the achievement of three specified research and development milestones over a performance period.

More details on the structure of Mr. Mullen’s arrangement are provided under “Compensation of Our

Chief Executive Officer and Chief Scientific Officer.” Mr. Mullen is not eligible for additional long-term incentive grants until 2023.

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Introduction of PSUs into 2021 Executive Equity Award Program: In February 2021, our Compensation Committee approved a new executive equity program mix under which, using a target aggregate award value for each individual, the annual equity-based compensation awarded to our senior officers was:

(i)
25% in the form of PSUs that vest only upon achievement of certain research and development milestones applicable to all senior officers, and a minimum one-year vesting period from the grant date;

(ii)
25% in the form of time-based restricted stock unit (“RSU”) awards; and

(iii)
50% in the form of time-based vesting stock options.

Say-on-Pay Vote Results
At our 2021 annual meeting of stockholders, we conducted a non-binding advisory vote on the compensation of our named executive officers as disclosed in our 2021 proxy statement, commonly referred to as a “say-on-pay” vote. We received substantial support for the executive compensation program, with approximately 92% of the votes cast on this proposal approving of the compensation paid to the named executive officers. We believe this support is consistent with our long-term stockholders’ understanding of our executive compensation program and its alignment with the long-term stockholder value we are creating.
Our Compensation Committee and Board take the “say-on-pay” voting results into account in determining the compensation of our named executive officers. As a result of the strong level of support evidenced by last year’s say-on-pay vote and the introduction in 2021 of additional pay-for-performance enhancements, as discussed in “—2021 Compensation Highlights,” among other factors, our Compensation Committee and Board were satisfied that our current executive compensation program furthers our pay-for-performance philosophy. Accordingly, the Compensation Committee decided to maintain our general approach to executive compensation and made no significant changes to our executive compensation program in 2022 as a result of the 2021 “say-on-pay” vote.
Our Compensation Committee and Board will continue to consider stockholder input and proactively monitor our executive compensation program to ensure it aligns the interests of our named executive officers with the interests of our stockholders and adequately addresses any stockholder concerns that may be expressed. Consistent with the recommendation of our Board and the preference of our stockholders as reflected in the non-binding advisory vote on the frequency of future “say-on-pay” votes conducted at our 2019 annual meeting of stockholders, our stockholders will have an opportunity annually to cast an advisory vote in connection with the compensation for our named executive officers.
Compensation Objectives and Philosophy
Our compensation programs are designed to attract and retain qualified and talented executives, motivate such executives to achieve our business goals and reward them for short- and long-term performance with a simple and clear compensation structure. To achieve its objectives, the Compensation Committee structures our executives’ compensation with a number of key elements, each with its own focus and purpose. We intend for total compensation, which we define as base salary, performance-based cash compensation, equity compensation and benefits, to be competitive in the biopharmaceutical marketplace in which we compete for talent in order to help us achieve our short- and long-term financial and operational goals.

Element of Compensation	Purpose	Features
Base Salary	Attract, retain and reward talented executives needed to drive our business.	Fixed component of compensation to provide financial stability, based on responsibilities, experience, internal equity, performance and peer company data.
Annual Performance-based Cash Bonuses	Motivate the achievement of business goals that the Compensation Committee and the Board believe are important to the overall success of the business and will enhance stockholder value over time.
Variable component of compensation tied to the achievement of pre-determined quantitative and qualitative corporate performance goals, and for executive officers other than our chief executive officer, on the achievement of pre-determined individual goals that align with our overall strategic and operational priorities.

Annual Equity Incentives
Assist in retaining our named executive officers and aligning their interests with those of our stockholders by allowing them to participate in the longer-term success of our company as reflected in the appreciation of our stock price.

Variable component of compensation in the form of stock options and RSUs typically subject to multi-year vesting based on continued service and tied to the performance of our common stock price, as well as PSUs tied to achievement of pre-established performance goals.

The Compensation Committee works closely with Pearl Meyer & Partners, LLC (“Pearl Meyer”) throughout the year to ensure that our compensation program remains competitive and within market. One of the services provided by Pearl Meyer to the Compensation Committee is the identification of a market framework (including a peer group of companies) for formal compensation benchmarking purposes. Peer group benchmarking is one of the key factors considered by the Compensation Committee in setting named executive officer compensation levels and making other compensation decisions. While starting base salaries, new hire equity grants and our benefit programs are fixed, merit salary increases, actual cash incentive awards and annual equity grants are based on performance against strategic and operational goals.
Commitment to Pay-for-Performance
The Compensation Committee believes that the total compensation package provided to our named executive officers, which combines both short- and long-term incentives including equity components that are at-risk,
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is competitive without being excessive,

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is at an appropriate level to assure the retention and motivation of highly skilled and experienced leadership,

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is attractive to any additional talent that might be needed in a rapidly changing competitive landscape,

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avoids creating incentives for inappropriate risk-taking by the named executive officers that might be in their own self-interests, but might not necessarily be in the best short- and long-term interests of our stockholders, and

•
provides the appropriate incentives to our executives to create long-term organizational and stockholder value.

In establishing the levels and components of compensation for the named executive officers, including our chief executive officer, the Compensation Committee considers a number of factors, including analyses of compensation of peers and other companies in the biopharmaceutical industry, analyses of reports from Pearl Meyer, the satisfaction of (or failure to satisfy) previously-developed performance measurements for the named executive officers and our company, and the value and size of the total vested and unvested equity grants maintained by the named executive officers.
The Compensation Committee retains the authority and flexibility to vary the compensation of any individual named executive officer from the targeted pay framework, based on the unique responsibilities and requirements of his or her position, his or her experience and qualifications, internal parity relative to similar positions within our company, and individual or company performance relative to performance goals and our selected peer group to ensure appropriate pay-for-performance alignment. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, historically, a majority of the compensation for our named executive officers is long-term compensation, balanced with sufficient short-term incentives to encourage consistently strong performance.
As shown in the following charts, our compensation program is highly performance-based, with approximately 91% of our chief executive officer’s and, on average, 81% of our other named executive officers’ target compensation being variable, either because it was subject to performance goals, the fluctuations of our stock price, or both.
The charts below illustrate the target 2021 pay mix (excluding benefits) for Mr. Mullen, who has served as our chief executive officer since February 2021, and for our other named executive officers, excluding Ms. Collins, who separated from our company during 2021. Please see “—2021 Summary Compensation Table” for amounts actually earned by each individual.

(1)
For purposes of this chart, Mr. Mullen’s base salary has been annualized and his annual performance-based cash bonus reflects the amount for which he would have been eligible if employed for all of 2021. The grant date fair value for Mr. Mullen’s performance-based stock options and PSUs is based on the probable outcome of the performance conditions as of such grant date. See “—2021 Summary Compensation Table” for the aggregate grant date fair value for such awards assuming all performance conditions are achieved.

(2)
For purposes of this chart, with respect to Dr. Shearman, (i) his base salary has been annualized, (ii) his annual performance-based cash bonus reflects the amount for which he would have been eligible if employed for all of 2021, and (iii) his one-time signing bonus has been excluded. With respect to Dr. Eaton, his base salary reflects his post-promotion base salary and has been annualized. With respect to Ms. Robertson, her base salary and earned bonus do not give effect to the increased base salary that was approved and became effective on December 16, 2021.

Executive Compensation Program Best Practices
Our Compensation Committee believes that a strong foundation for our compensation program is necessary to execute our executive compensation philosophy effectively. The following best practices serve as the foundation for our executive compensation program:
What We Do	What We Don’t Do
✓ Maintain an industry-specific peer group for benchmarking pay	✘ No employment agreements that guarantee a certain compensation level or employment term
✓ Target pay based on market norms	✘ No guaranteed annual salary increases or guaranteed bonuses
✓ Balance short-and long-term incentives (through annual cash bonuses and equity awards)	✘ No single-trigger vesting in connection with a change-in-control for equity awards
✓ Maintain a compensation recoupment (clawback) policy	✘ No excessive executive perquisites or personal benefits
✓ Set robust executive and non-employee director Stock Ownership Guidelines	✘ No hedging or pledging or speculative transaction in our securities
✓ Use multiple performance measures to determine incentive payouts, include caps on annual incentive payments	✘ No re-pricing of equity awards without shareholder approval
✓ Engage independent compensation consultant	✘ No excise tax gross-ups
Executive Compensation Process
Role of our Compensation Committee. The Compensation Committee is responsible for, among other things, reviewing and approving, or recommending for approval by our Board, the compensation of our executive officers and our senior management, including salary, bonus and incentive compensation levels, equity compensation (including awards to induce employment), severance arrangements, change-in-control benefits and other forms of executive officer compensation. A full description of the Compensation Committee’s role and responsibilities is in the Compensation Committee’s charter, which is available on our website.
Role of Management. As a part of determining named executive officer performance and compensation, the Compensation Committee receives recommendations from our chief executive officer (except with respect to his or her own compensation and performance). Our chief executive officer’s performance and compensation is approved by our Board based upon the recommendation of the Compensation Committee. The evaluation of each of our named executive officers is based on our overall corporate performance against annual goals that are approved by our Board at the beginning of each year and, except with respect to our chief executive officer whose evaluation is based solely on corporate performance, individual performance against pre-established annual goals, as discussed in more detail below. At the invitation of the Compensation Committee, certain members of our senior management also participate in Compensation Committee meetings to share their perspective and relevant information on topics that the Compensation Committee is discussing.
Role of the Compensation Committee’s Independent Compensation Consultant. The Compensation Committee has the sole authority to retain, at our expense, one or more third-party compensation consultants to assist the committee in performing its responsibilities. The Compensation Committee may terminate the services of the consultant if the Compensation Committee deems it appropriate. The Compensation Committee utilized the services of Pearl Meyer to assist it in fulfilling its responsibilities in 2020, 2021 and 2022. Pearl Meyer was retained exclusively by the Compensation Committee and has not been retained by management to perform any work for our company other than projects performed at the direction of the Compensation Committee. Pearl Meyer provided analysis and recommendations, where applicable, regarding:
•
trends and emerging topics with respect to executive compensation;

•
peer group selection for executive compensation benchmarking;

•
compensation practices of the selected peer group;

•
compensation philosophy and programs, including risk assessment, for executives; and

•
stock utilization and other relevant metrics.

Pearl Meyer advised the Compensation Committee on all the principal aspects of executive compensation, including executive new hire compensation arrangements. Pearl Meyer consultants attended meetings of the Compensation Committee, including executive sessions in which executive compensation issues are discussed, when requested to do so. Pearl Meyer reported to the Compensation Committee and not to management, although it met with management for purposes of gathering information for its analyses and recommendations. The Compensation Committee annually evaluates its engagement of compensation consultants, and selected Pearl Meyer to advise with respect to compensation matters based on Pearl Meyer’s industry experience and reputation, which the Compensation Committee concluded gave Pearl Meyer useful context and knowledge to advise it. The Compensation Committee has assessed the independence of Pearl Meyer pursuant to SEC and Nasdaq rules and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Compensation Committee.
Defining and Comparing Compensation Benchmarks. The Compensation Committee benchmarks our executive compensation against a peer group of companies to determine competitiveness and market trends. The Compensation Committee reviews the companies in our peer group annually, reviews Pearl Meyer’s recommendations regarding which companies should be included in the peer group and makes adjustments as necessary to ensure the peer group continues to properly reflect the market in which we compete for talented executives. The Compensation Committee also annually reviews the executive pay practices of other similarly situated companies as reported by Pearl Meyer through industry surveys and proxy analysis. These surveys are specific to the biopharmaceutical and biotechnology sector. The Compensation Committee requests customized reports of these surveys so that the compensation data reflect the practices of companies that are like us. The Compensation Committee considers this information when making determinations or recommendations for each element of compensation for our named executive officers.
In developing the peer group of companies to inform 2021 compensation decisions, our Compensation Committee, with the assistance of Pearl Meyer, established a peer group of 19 publicly traded, national and regional companies in the biopharmaceutical industry that was selected based on two categories of companies:
•
publicly traded clinical stage gene editing, gene therapy or cell therapy companies; and

•
publicly traded, Massachusetts-based biotechnology or biopharmaceutical companies that we believe we compete with for executive talent.

Based on these criteria, our peer group for 2021 was comprised of the following companies:
Adverum Biotechnologies, Inc.	Dicerna Pharmaceuticals Inc.	Regenxbio Inc.
Allogene Therapeutics, Inc.	Fate Therapeutics, Inc.	Rubius Therapeutics, Inc.
Arrowhead Pharmaceuticals, Inc.	Homology Medicines, Inc.	Sangamo Therapeutics, Inc.
AVROBIO, Inc.	Intellia Therapeutics Inc.	Syros Pharmaceuticals, Inc.
bluebird bio, Inc.	Iovance Biotherapeutics, Inc.	uniQure N.V.
Constellation Pharmaceuticals Inc.	Karuna Therapeutics, Inc.	Voyager Therapeutics, Inc.
CRISPR Therapeutics AG
Eighteen of the 19 peer companies were determined to be focused in the gene editing, gene therapy or cell therapy space and the remaining peer company is a local company that potentially competes with us for qualified employees. The peer group was reviewed for reasonableness based on the following aggregate size statistics:
Company	Market Capitalization (Dollar Amounts in Millions)(1)	Research and Development Expenses (Dollar Amounts in Millions)(2)	Number of Employees(3)
Median Company in 2021 Peer Group	$1,532	$119	187
Editas	$2,193	$116	208

(1)
Such amounts were based on publicly available data as of August 10, 2020.

(2)
Research and development expenses represent such expenses for the most recent four quarters of available public data as of March 31, 2020.

(3)
Most recently available public data as of June 2020.

In evaluating the compensation of our named executive officers for 2021, Pearl Meyer also compared the compensation of select named executive officers to a broader biotechnology industry group, with a focus on public biopharmaceutical companies that were of an equivalent size as our company.
The Compensation Committee believed the compensation practices of our peer group provide us with appropriate compensation benchmarks for evaluating the compensation of our named executive officers. Notwithstanding the similarities of the peer group to our company, due to the nature of our business, we compete for executive talent with many companies that are larger and more established than we are or that possess greater resources than we do, as well as with prestigious academic and non-profit institutions. Other considerations, including market factors, the experience level of the executive and the executive’s performance against established corporate goals and individual objectives, may require the Compensation Committee to vary from its historic compensation practices or deviate from its general compensation philosophy under certain circumstances.
For the purposes of informing 2022 compensation decisions, due to the limited number of companies that satisfied the previous year’s criteria, the Compensation Committee, with the advice of Pearl Meyer, expanded the peer selection criteria from the previous year to include publicly traded biotechnology or biopharmaceutical clinical stage companies with comparable market capitalizations and operating size. Using these expanded criteria, the Compensation Committee, with the advice of Pearl Meyer, examined our peer group list and approved the following companies as our 2022 peer group:
Allakos Inc.*	Dicerna Pharmaceuticals Inc.	Regenxbio Inc.
Allogene Therapeutics, Inc.	Fate Therapeutics, Inc.	Replimune Group, Inc.*
Arrowhead Pharmaceuticals, Inc.	Intellia Therapeutics Inc.	Rocket Pharmaceuticals, Inc.*
Arvinas, Inc.*	Iovance Biotherapeutics, Inc.	Rubius Therapeutics, Inc.
Beam Therapeutics Inc.*	Karuna Therapeutics, Inc.	Sangamo Therapeutics, Inc.
CRISPR Therapeutics AG	Kodiak Sciences Inc.*	uniQure N.V.
Denali Therapeutics Inc.*	Mirati Therapeutics, Inc.*

*
Addition to 2022 peer group.

In determining the 2022 peer group as compared to the 2021 peer group, the Compensation Committee removed bluebird bio, Inc. due to it achieving the commercialization stage of its development, Constellation Pharmaceuticals, Inc. due to it having been acquired, and Adverum Biotechnologies, Inc., AVROBIO, Inc., Homology Medicines, Inc., Syros Pharmaceuticals, Inc. and Voyager Therapeutics, Inc. due to market capitalizations now below our desired range. The Compensation Committee added to our 2022 peer group Rocket Pharmaceuticals, Inc. due to it being a publicly traded company at the clinical stage with a similar focus as us, Replimune Group, Inc. for being both locally-based and a publicly traded company at the clinical stage with a similar focus to us, and Allakos Inc., Arvinas, Inc., Denali Therapeutics, Inc., Kodiak Sciences Inc., and Mirati Therapeutics, Inc. for being publicly traded biotechnology or biopharmaceutical clinical stage companies with comparable market capitalizations and operating size. The Compensation Committee also added Beam Therapeutics Inc. for being a locally-based, publicly traded company with a similar focus to us and with which we believe we compete for executive talent.
The 2022 peer group size statistics presented to the Compensation Committee as part of its evaluation were as follows:

Company	Market Capitalization (Dollar Amounts in Millions)(1)	Research and Development Expenses (Dollar Amounts in Millions)(2)	Number of Employees(3)
Median Company in 2022 Peer Group	$3,924	$176	237
Editas	$4,466	$171	235

(1)
Such amounts were based on publicly available data as of August 27, 2021.

(2)
Research and development expenses represent such expenses for the most recent four quarters of available public data as of June 30, 2021.

(3)
Most recently available public data as of June 2021.

Timing of Compensation Actions. Annual base salaries and equity incentive awards for the current year and annual performance-based cash bonuses for the prior year are generally determined in the first quarter of the year based on company and individual performance of the prior year, as well as other factors, including compensation trends in the biopharmaceutical industry and among our benchmark peers, except that our chief executive officer’s annual performance-based cash bonus has historically been entirely based on the achievement of corporate goals and target bonus percentage, as more fully described below.
On an annual basis, our achievement of our corporate goals is assessed by the Compensation Committee in the first quarter of the subsequent year to which such goals relate and the Compensation Committee then either approves or makes a recommendation to the Board regarding the percentage of achievement of such goals and following such recommendation our Board either approves or adjusts the percentage of completion for such goals. With respect to 2021, the achievement of our corporate goals was assessed by the Compensation Committee in the first quarter of 2022 and the Compensation Committee then made a recommendation to our Board regarding the percentage of achievement of such goals and this recommendation was then considered and approved by our Board.
Executive Compensation Elements & Decisions
The primary elements of our executive compensation program are:
•
base salary;

•
annual performance-based cash bonus;

•
equity incentive awards;

•
severance and change in control benefits;

•
broad-based health and welfare benefits; and

•
our 401(k) plan.

Base Salary. Base salaries are used to recognize the experience, skills, knowledge and responsibilities required of our named executive officers. Base salaries for our named executive officers typically are established through arm’s length negotiation at the time the named executive officer is hired, taking into account the position for which the named executive officer is being considered and the named executive officer’s qualifications and prior experience, as well as benchmarking market data from our compensation consultant. None of our named executive officers are currently party to an employment agreement that provides for automatic or scheduled increases in base salary. However, on an annual basis, the Compensation Committee reviews and evaluates, with input from our chief executive officer (other than with respect to himself or herself), the need for adjustment of the base salaries of our named executive officers based on changes and expected changes in the scope of a named executive officer’s responsibilities, including promotions, the individual contributions made by, and performance of, the named executive officer during the prior year, our overall growth and development as a company and general salary trends in our industry and among our peer group and where the named executive officer’s salary falls in the salary range presented by that data. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board. No formulaic base salary increases are provided to our named executive officers.

The 2021 base salary for each of Mr. Mullen, Drs. Shearman and Michaels, and Ms. Collins was set pursuant to the terms of their respective offer letters entered into in February 2021, June 2021, September 2020, and August 2019, respectively. Based on a review of market data provided by Pearl Meyer, the then-current compensation level of Ms. Robertson, and company performance and her individual contribution, in February 2021, the Compensation Committee approved a 2021 base salary of $416,000 for Ms. Robertson, reflecting an annual merit-based salary adjustment of 4% compared to her 2020 salary; the Compensation Committee subsequently approved a base salary adjustment to $450,000 effective December 16, 2021 following her promotion to executive vice president and chief financial officer. In addition, based on a review of market data provided by Pearl Meyer, in connection with his promotion to executive vice president and chief business officer in July 2021, the Compensation Committee approved a new base salary for Dr. Eaton of $430,000.
The 2020 and 2021 base salaries of each of our named executive officers and the percentage increase compared to 2019 salaries were:
Name	2020 Base Salary ($)	2021 Base Salary ($)	Increase of 2021 over 2020
James Mullen	—	625,000	—
Michelle Robertson	400,000	416,000(1)	4%
Mark S. Shearman, Ph.D.	—	470,000	—
Bruce Eaton, Ph.D.(2)	—	430,000	—
Lisa Michaels, M.D.	470,000	470,000	—
Cynthia Collins	625,000	625,000	—

(1)
On December 16, 2021, Ms. Robertson’s base salary was increased to $450,000, reflecting an increase of 8% over her pre-promotion 2021 base salary and an increase of 13% over her 2020 base salary.

(2)
Dr. Eaton’s base salary of $430,000 became effective as of his promotion to executive vice president and chief business officer in July 2021; his base salary from January 2021 until his promotion date was $357,553.

Annual Performance-based Cash Bonus. We have designed our annual performance-based cash bonus program, which is generally guided by specified annual corporate and individual goals and contributions, to emphasize pay-for-performance and reward our named executive officers for our and their performance during the preceding year. Under the program, corporate and individual achievement are independently weighted to determine a fixed percent of the bonus payable. Our chief executive officer’s annual performance-based cash bonus has historically been, and continues to be, entirely based on the achievement of corporate goals and his or her target bonus amount, but the cash bonus payable to our other executive officers is based 80% on corporate achievement and 20% on individual achievement. Our Compensation Committee has the discretion to adjust upward or downward any cash incentive award as it deems appropriate, provided that company performance may not exceed 150% and individual performance may not exceed 130% of the applicable pre-defined goals and objectives. This results in a maximum payout opportunity of 150% of target for our chief executive officer and 146% of target for our other named executive officers. In constructing the goals, the Compensation Committee determined that achieving 100% of target would be sufficiently challenging, and that achieving all of the corporate objectives set out for the year, equating to 150% of target, would be very challenging and represent a significant achievement for our company.
The following formula illustrates the 2021 annual performance-based cash bonus determination for our executive officers, other than our chief executive officer.

Component Calculation
Company Performance Component	80% Weighting	X	Base Salary	X	Target Bonus Percentage	X	Corporate Goal Achievement Percentage (0-150%)	=	Company Performance Component
Individual Performance Component	20% Weighting	X	Base Salary	X	Target Bonus Percentage	X	Individual Goal Achievement Percentage (0-130%)	=	Individual Performance Component
Total Annual Bonus Payout
The 2021 target bonus percentages for our named executive officers, which are stated as a percentage of base salary, were as follows:
Name	2021 Target Bonus Percentage
James Mullen	60%
Michelle Robertson	45%
Mark S. Shearman, Ph.D.	45%
Bruce Eaton, Ph.D.	45%
Lisa Michaels, M.D.	45%
Cynthia Collins	N/A
In assessing the level of achievement for our 2021 corporate goals in February 2022 for recommendation to our Board, the Compensation Committee considered whether we had achieved the specific goals in each category of our corporate objectives and the weighting for each category determined by the Board, including the weighting for any overachievement. Based on this assessment, the Compensation Committee recommended a corporate achievement percentage of 110.0% to our Board and our Board approved such amount based upon the Compensation Committee’s recommendation and its own assessment of our achievement of such goals. The 2021 corporate goals approved by our Board, the relative weightings assigned to each goal, our actual achievement during the performance period as a percentage of target, and certain specific achievements that the Compensation Committee and the Board reviewed in determining the actual achievement, were as follows:
Name	Relative Weighting	Actual Achievement for 2021
Advance in vivo medicines portfolio	60%	45%
Assessment
•
We advanced EDIT-101, our experimental medicine under investigation for the treatment of LCA10, including:

◦
evaluating safety in two patients in the adult mid-dose cohort;

◦
achieving an independent data monitoring committee decision regarding enrollment of pediatric patients;

◦
completing enrollment and dosing in the adult mid- and high-dose cohorts;

◦
achieving a decision to begin enrollment in the high-dose cohort; and

◦
sharing initial clinical data from the BRILLIANCE clinical trial for EDIT-101.

•
We progressed our other ocular and in vivo gene editing medicine programs, including declaring a development candidate for treatment of rhodopsin-associated autosomal dominant retinitis pigmentosa.

Advance hemoglobinopathies ex vivo cell-based medicines portfolio	55%	40%
Assessment
•
We advanced EDIT 301 for the treatment of sickle cell disease, including initiating the Phase 1/2 RUBY clinical trial and achieved internal manufacturing readiness.

•
We progressed EDIT-301 for the treatment of TDT, including initiating IND-enabling studies and filing an IND application with the U.S. Food and Drug Administration (the “FDA”), which was cleared by the FDA in December 2021 to initiate dosing in a Phase 1/2 clinical study.

Advance oncology ex vivo cell-based medicines portfolio	15%	15%
Assessment
•
We advanced our development of engineered iNK cell medicines, including declaring a development candidate for an iNK program.

Build a sustainable business	10%	6%
Assessment
•
We augmented our capital base, including through our January 2021 equity financing, and ended 2021 with two years of cash runway.

•
We completed the facility upgrade of our Boulder facility to be current good manufacturing process production ready.

Other value achievement activities	10%	4%
Assessment
•
We developed a new gene editing technology referred to as SLEEK (SeLection by Essential-gene Exon Knock-in) to enable high knock-in efficiencies with different transgenes, while also ensuring robust, transgene expression, which we are leveraging across our oncology programs.

In accordance with the determinations of the Compensation Committee and our Board, the 2021 annual performance-based cash bonus payments for our named executive officers who received 2021 bonuses were as follows:
Name	Company Performance Component($)	Individual Performance Component($)	Total Annual Performance-based Cash Bonus Earned($)
James Mullen	361,644	N/A(1)	361,644(2)
Michelle Robertson	178,200	40,500	218,700(3)
Mark S. Shearman, Ph.D.	108,508	25,401	133,909(2)
Bruce Eaton, Ph.D.	170,280	38,700	208,980
Lisa Michaels, M.D.	186,120	10,575	196,695

(1)
As discussed above, the 2021 performance-based cash bonus for Mr. Mullen was determined solely based on his 2021 target bonus amount multiplied by the percentage of achievement of our corporate goals, as determined by our Board, and pursuant to the terms of his offer letter.

(2)
Such amounts have been prorated for the periods of time that Mr. Mullen and Dr. Shearman served as our chief executive officer and chief scientific officer, respectively, during 2021 pursuant to the terms of their offer letters.

(3)
For purposes of determining Ms. Robertson’s annual performance-based cash bonus payment, the base salary used was the $450,000 base salary that was approved and became effective on December 16, 2021.

As a result of Ms. Collins’ separation from our company in February 2021, she was not eligible to receive a 2021 annual performance-based cash bonus. Pursuant to our amended and restated severance benefits plan, Dr. Michaels received her 2021 annual performance-based cash bonus in connection with her separation from our company in February 2022.
Equity Incentive Awards. Our equity award program is the primary long-term incentive vehicle for our executives. We believe that equity grants provide our named executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants contributes to executive retention by providing an incentive to our executives to remain employed by us during the vesting period. None of our named executive officers are currently party to an employment agreement that provides for automatic grants of equity incentive awards.
Equity compensation represents the largest at-risk component of our named executive officers’ compensation arrangements. Historically, we have used time-based stock options, and beginning in 2019, time-based RSU awards, to compensate our named executive officers in the form of initial grants in connection with the commencement of employment and on an annual basis thereafter. We have historically used time-based equity awards because, among other reasons, we were a discovery stage company until late 2018, and accordingly the Compensation Committee did not want to set long-term performance goals in incentive plans that could not be modified, as they could become obsolete or create a perverse incentive at some point in the future. However, as part of its ongoing review of our compensation strategy, the Compensation Committee determines the appropriate mix of the type of equity awards, based in part on recommendations from Pearl Meyer, and approves, or, with respect to the chief executive officer, recommends to our Board the annual equity awards to be made to our named executive officers. Beginning in 2021, following a broader compensation assessment by the Compensation Committee, we introduced PSU awards that are earned contingent upon the achievement of pre-established performance goals as part of our long-term incentive strategy.
For the 2021 annual equity grants, the Compensation Committee approved a target mix of equity awards for our named executive officers, other than Mr. Mullen, consisting of 50% in stock options with time-based vesting, 25% in RSUs with time-based vesting, and 25% in PSUs. The number of shares with respect to each equity award type was based on a target aggregate award value determined in February 2021, with the stock options and RSUs granted in March 2021 and the PSUs granted in June 2021. Mr. Mullen did not participate in the 2021 annual equity award process due to his receipt of equity awards in connection with his hire as chief executive officer. Dr. Shearman did not participate in the 2021 annual equity award process as he was not an employee at that time, but he did receive equity awards in connection with his hire as chief scientific officer. Please see “—Compensation of Our Chief Executive Officer and Chief Scientific Officer” for additional information. Due to Dr. Michaels’ employment commencing in the fourth quarter of 2020, she was eligible to receive only PSUs as part of the 2021 annual equity awards.
The Compensation Committee believes that this equity mix helps to ensure executive and shareholder interests are aligned (through stock options) and promotes retention (through RSUs that vest over time), while furthering the development of our pipeline and other related business and market-based objectives (through PSUs that vest only upon the achievement of pre-established operational performance goals). Typically, the stock options that we grant to our named executive officers with time-based vesting become exercisable as to 1/48th of the shares underlying the option monthly beginning after the date of grant, which generally occurs in the first quarter of the calendar year. The exercise price of all stock options equals the fair market value of shares of our common stock on the date of grant. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents. Generally, vesting for stock options ceases after termination of employment, and, unless otherwise specified in an employment offer letter or the terms of a specific grant, vested stock options may be exercised up to three months following termination of employment except in the case of death or disability. The RSUs we grant to our named executive officers as part of the annual equity grant vest as to 25% of the shares underlying the RSU on the first anniversary of the grant date, and in equal quarterly installments thereafter, until the fourth anniversary of the grant date. The PSUs we granted in 2021 to our named executive officers, other than Mr. Mullen, vest as to one-third of the shares only upon achievement of three specified research and development milestones on or prior to the third anniversary of the grant date, but in no event earlier than the one-year anniversary of the grant date. In December 2021, the performance requirement as to one-third of the shares subject to the PSUs granted to our named executive officers, other than Mr. Mullen, was achieved upon the clearance by the FDA of our IND for EDIT-301 for the treatment of beta-thalassemia, and these earned shares remain subject to time-based vesting requirements until the first anniversary of the grant date. In specified termination and change in control circumstances, equity awards held by our named executive officers are subject to accelerated vesting. See “—Other Benefits—Severance and Change in Control Benefits” below for further information.
In determining the size and value of the annual equity awards to our named executive officers, the Compensation Committee, with the assistance of Pearl Meyer, considers our company performance, individual performance, the potential for enhancing the creation of value for our stockholders, the amount of equity previously awarded to the named executive officers and the vesting terms of such prior awards, our broader organizational equity needs and overall dilution, as well as industry and peer group benchmark data. For benchmarking purposes, beginning in 2021, our annual equity awards were sized using the grant date fair value of the awards compared to our peer group and survey data compiled by Pearl Meyer. The Compensation Committee historically sized these awards using a percentage of common shares outstanding compared to our peer group, but changed to the value-based approach as a result of comparable market practice, the desire to emphasize the value of the equity grants being awarded, and the ability to review total compensation competitiveness. Beginning with the 2021 compensation planning cycle, the Compensation Committee reviewed the equity awards as a percentage of our shares of common stock outstanding as a secondary measure of the market information.
In addition to the 2021 annual equity grants, in January 2021, we made a one-time equity grant to Dr. Eaton, in the form of an RSU award that vested on March 31, 2022. This grant was made based on a variety of factors, including the then-impending departure of Charles Albright, Ph.D., our former chief scientific officer.
The table below shows all 2021 equity grants to Ms. Robertson and Drs. Eaton and Michaels.
Name	2021 Stock Option Awards(1)	2021 RSU Awards	2021 PSU Awards(2)
Michelle Robertson	32,197	10,303(3)	13,413
Bruce Eaton, Ph.D.	17,133	9,771(4)	10,416
Lisa Michaels, M.D.	—	—	12,728

(1)
These stock option awards were granted on March 2, 2021 and vest over four years in equal monthly installments beginning on April 2, 2021 through March 2, 2025 and have an exercise price of $45.69 per share.

(2)
These PSU awards were granted on June 2, 2021 and vest on the achievement of specified research and development milestones on or prior to the third anniversary of the grant date, provided no shares subject to these PSU awards vest prior to the one-year anniversary of the grant date. The PSU award granted to Dr. Michaels was forfeited upon her departure from our company.

(3)
This RSU award was granted on March 2, 2021 and vests over four years with 25% of the units vesting on March 2, 2022 and the remaining 75% of the units scheduled to vest in quarterly installments thereafter through March 2, 2025.

(4)
Includes (i) an RSU award for 4,289 shares granted on January 6, 2021, which vested in full on March 31, 2022, and (ii) an RSU award for 5,482 shares granted on March 2, 2021 that vests over four years with 25% of the units having vested on March 2, 2022 and the remaining 75% of the units scheduled to vest in quarterly installments thereafter through March 2, 2025.

As discussed below under “—Compensation of Our Chief Executive Officer and Chief Scientific Officer,” we made equity grants to Mr. Mullen in connection with his hire as our chief executive officer and to Dr. Shearman in connection with his hire as our chief scientific officer. The table below shows the equity grants to Mr. Mullen and Dr. Shearman:

Name	2021 Stock Option Awards	2021 RSU Awards	2021 PSU Awards
James Mullen(1)	538,615	—	109,433
Mark Shearman, Ph.D.(2)	52,718	32,701	27,251

(1)
In connection with Mr. Mullen’s commencement of employment in February 2021, he was granted on March 2, 2021 (i) an option to purchase 341,978 shares of our common stock, which vests as to one-half of the shares upon the achievement of two specified organizational milestones and has an exercise price of $45.69 per share, (ii) an option to purchase 196,637 shares of our common stock, which vests as to one-third of the shares on the date on which the closing price of our common stock has for 15 consecutive trading days (in the five-year period following grant) equaled or exceeded $80.00, $100.00 and $120.00, respectively, and has an exercise price of $45.69 per share, and (iii) a PSU award for 109,433 shares of our common stock, which vests as to one-third of the shares upon the achievement of three specified research and development milestones over a performance period.

(2)
In connection with Dr. Shearman’s employment commencement in June 2021, he was granted on June 14, 2021 (i) a stock option award to purchase 52,718 shares of our common stock, which vests as to 25% of the shares underlying the option on June 14, 2022 and an additional 2.0833% of the shares underlying the option at the end of each successive month following such date until June 14, 2025 and which has an exercise price of $38.53 per share, and (ii) an RSU award for 32,701 shares of our common stock which vests as to 25% of the shares on each anniversary of the grant date through 2025. The foregoing awards were each made as an inducement to employment in accordance with Nasdaq Listing Rule 5635(c)(4) and not pursuant to the terms of our 2015 Stock Incentive Plan. Dr. Shearman was also granted a PSU award on June 14, 2021 that vests on the achievement of the same research and development milestones as the PSUs granted to the other named executive officers, excluding Mr. Mullen, provided no shares subject to the PSU award vest prior to the one-year anniversary of the grant date. In December 2021, the performance requirement as to one-third of the shares subject to this PSU was achieved upon the clearance by the FDA of our IND for EDIT-301 for the treatment of beta-thalassemia, and the earned shares remain subject to time-based vesting requirements until the first anniversary of the grant date.

In June 2021, 170,989 shares subject to the option granted to Mr. Mullen that vests upon the achievement of specified organizational milestones vested in connection with the commencement of Dr. Shearman’s employment as our new chief scientific officer. This option has an exercise price of $45.69 per share, which exceeds the $26.55 per share closing price of our common stock on December 31, 2021. In addition, 36,478 shares subject to Mr. Mullen’s PSU award vested in September 2021 upon our achievement of proof of concept in our EDIT-101 program and 36,477 shares subject to such PSU award vested in December 2021 upon the clearance by the FDA of our IND for EDIT-301 for the treatment of TDT.
Other Benefits
Severance and Change in Control Benefits. Our amended and restated severance benefits plan (“Severance Plan”) provides severance benefits to certain of our executives, including our named executive officers, and other employees designated by our Board or an authorized committee thereof, if their employment is terminated by us “without cause” or, only in connection with a “change in control” of our company, they terminate employment with us for “good reason” (as each of those terms is defined in the Severance Plan).
Under the Severance Plan, if we terminate an eligible executive’s employment without cause prior to or more than 12 months following the closing of a change in control of our company, the executive is entitled to (a) continue receiving his or her base salary for a specified period (in the case of our chief executive officer, other C-level officers, and senior vice presidents, for 12 months, and, in the case of vice presidents, for six months) following the date of termination (the “Severance Period”), (b) company contributions to the cost of health care continuation under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for the Severance Period, and (c) the amount of any unpaid annual bonus determined by our Board to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination.

The Severance Plan also provides that, if, within 12 months following the closing of a change in control of our company, we terminate an eligible executive’s employment without cause or such executive terminates his or her employment with us for good reason (each of which events, a “Change in Control Termination”), the executive is entitled to (a) continue receiving his or her base salary for a specified period (in the case of our chief executive officer, other C-level officers, and senior vice presidents, for 12 months, and, in the case of vice presidents, for nine months) following the date of termination (“Change in Control Severance Period”), (b) company contributions to the cost of health care continuation under COBRA during the Change in Control Severance Period, (c) the amount of any unpaid annual bonus determined by our Board to be payable to the executive for any completed bonus period which ended prior to the date of such executive’s termination, and (d) an additional single lump sum bonus payment in an amount equal to the multiple of (i) a fraction the numerator of which is the number of months in the Change in Control Severance Period and the denominator of which is 12 and (ii) the eligible executive’s target annual bonus amount for the year of the Change in Control Termination. In addition, in the event of a Change in Control Termination, all of the executive’s outstanding unvested equity awards will immediately vest in full on the date of such termination.
All payments and benefits provided under the Severance Plan are contingent upon the execution by the executive and effectiveness of, and the executive’s continued compliance with, a severance and release of claims agreement in a form prescribed by us that will include, at a minimum, a release of all releasable claims, non-disparagement and cooperation obligations, a reaffirmation of continuing obligations under any restrictive covenant agreements between us and the executive, and an agreement, to the extent permitted by law, not to compete with us for 12 months following separation from employment with us.
Please refer to “—Employment, Severance, Change in Control Arrangements, and Separation Arrangements” below for a more detailed discussion of severance and change in control benefits for our named executive officers. We believe that providing these benefits helps us compete for executive talent. These benefits are designed to promote stability and continuity of our senior management and are intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual, threatened, or rumored change of control of our company.
Health and Welfare Benefits. Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, life and disability insurance plans, in each case, on the same basis as other employees. We believe that these health and welfare benefits help ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.
401(k) Retirement Plan. We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code (the “Code”). In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit, equal to $19,500 in 2021 plus any amounts permitted for catch-up contributions, and have the amount of the reduction contributed to the 401(k) plan. We provide a 200% match of employee contributions under our 401(k) plan, up to a limit on our contributions of the lesser of $6,000 and 3% of the employee’s salary.
Perquisites. We have not generally provided perquisites or personal benefits to our named executive officers, other than relocation and housing reimbursement and related tax-gross ups in connection with newly hired executives. However, Mr. Mullen is entitled to receive a benefits allowance of $2,750 per month as reimbursement for health care premiums resulting from his election not to participate in our company’s employee health benefit plans. No perquisites were provided in response to or because of the COVID-19 pandemic.
Compensation of Our Chief Executive Officer and Chief Scientific Officer
Mr. Mullen joined as our chief executive officer in February 2021, and Dr. Shearman joined as our chief scientific officer in June 2021. Prior to determining compensation for each of these roles, the Compensation Committee sought input from its independent compensation consultant, Pearl Meyer. Specifically, Pearl Meyer provided our Compensation Committee with the market base salary, short-term incentive compensation and long-term incentive compensation amounts awarded to equivalent officers in our peer group. Our Compensation Committee developed compensation packages for Mr. Mullen and

Dr. Shearman designed to compensate them in a manner which was both competitive in the marketplace and which aligns their long-term earnings potential with the interests of our stockholders.
For a detailed discussion of the material terms of each of Mr. Mullen’s and Dr. Shearman’s offer letter, please see the summary of the agreement below under “—Employment, Severance, Change in Control Arrangements, and Separation Arrangements.” The offer letters include the same basic components of compensation paid to our other named executive officers as described above: base salary, an annual performance-based cash bonus opportunity, long-term incentive compensation and other benefits. However, because the compensation arrangements entered into with Mr. Mullen and Dr. Shearman were the result of negotiations with them, the arrangements differ from the compensation arrangements entered into with our other named executive officers in certain respects.
As part of the overall compensation offer to Mr. Mullen, the Compensation Committee established a portfolio of performance-based long-term incentive compensation that is entirely at-risk and earned only upon the achievement of pre-established corporate performance objectives that are both challenging and designed to drive our long-term growth and stockholder value creation. Assuming all performance conditions are achieved, the grant date fair value of these performance-based awards is $21.3 million, but the grant date fair value based on the probable outcome of the performance conditions as of the grant date was $5.8 million. We believe the difference between the grant date fair value assuming maximum achievement of $21.3 million and the grant date fair value based on probability of outcome of $5.8 million highlights the challenging nature of the goals that were set for Mr. Mullen. Additionally, Mr. Mullen was not eligible for additional long-term incentive awards in 2021 or 2022. We believe that this compensation arrangement is appropriate to attract top-tier talent at the chief executive officer position, as reflected in Mr. Mullen’s more than 40 years of experience in the biotechnology and pharmaceutical industries, while aligning him with our pay-for-performance compensation philosophy.
In addition, we agreed to pay Dr. Shearman a one-time bonus of $247,500, which is subject to repayment in full in the event he is separated from our company under specified conditions during the 12 months following commencement of his employment, and provided him long-term incentive compensation of which approximately 30% of the grant date fair value is subject to performance-based vesting conditions.
2022 Compensation Actions
In February 2022, the Compensation Committee approved 2022 salary increases and annual equity grants for Drs. Shearman and Eaton, and an annual equity grant for Ms. Robertson, who was not eligible for a salary increase in 2022 as a result of the base salary adjustment she received in December 2021, and recommended a 2022 salary increase for Mr. Mullen, which the Board approved. Pursuant to his offer letter, Mr. Mullen is not eligible to receive an annual equity grant for 2022. For the 2022 annual equity grants to the other remaining named executive officers, the Compensation Committee retained the same target mix as our 2021 annual equity grants, specifically a target mix of 50% in stock options with time-based vesting, 25% in RSUs with time-based vesting and 25% in PSUs that vest only upon achievement of certain research and development milestones on or prior to the third anniversary of the grant date and satisfaction of a minimum one-year vesting period. The number of shares with respect to each equity award type was based on a target aggregate award value.
Other Policies, Procedures, or Considerations
Clawback Policy. We have adopted a recoupment, or clawback, policy that covers cash and equity incentive-based compensation paid to our executive officers, including our president and chief executive officer, chief financial officer and our principal accounting officer. The policy provides that if (i) we are required to prepare an accounting restatement for periods that end after the effective date of the policy, (ii) a current or former executive officer of our company received incentive-based compensation based on erroneous data in excess of what would have been paid to such officer under the restated financial statements, and (iii) the independent members of the Board determine that such officer’s act or omission caused or partially caused the circumstances requiring the restatement, and such officer’s actions involved either intentional misconduct or an intentional violation of our rules or any applicable legal or regulatory requirement or fraud in the course of such officer’s employment or other engagement with us, we will use reasonable efforts to recover from such officer all or a portion of such incentive-based compensation during the 3-year period preceding the date on which we are required to prepare the restatement.
Stock Ownership Guidelines. We have adopted stock ownership guidelines applicable to our non-employee directors and our senior management team, including all of our executive officers, to further align the interests of our leadership with those of our stockholders. The stock ownership guidelines require that our chief executive officer must hold equity worth at least three times his or her base salary, that each of our other senior officers must hold equity worth at least one times his or her base salary, and each of our non-employee directors must hold equity worth at least 300% of the cash portion of the base annual retainer for regular service on the Board. The following forms of equity will count toward the ownership guidelines: shares owned outright, vested but unexercised “in-the-money” stock options, and unvested time-based restricted stock and restricted stock units. Compliance with the policy will be determined as of June 30 each year, and covered individuals and newly appointed or elected persons have five years to achieve compliance with the guidelines. The guidelines were initially adopted in December 2020, so the first compliance determination will occur on June 30, 2026.
Anti-Hedging and Pledging Policy. Our insider trading policy expressly prohibits all of our employees, including our named executive officers, as well as our directors, family members and controlled entities from engaging in speculative transactions in our securities, including short sales, puts/calls, purchases of financial instruments that are designed to hedge or offset any decrease in the market value of our securities, and margin accounts or pledges.
No Excise Tax Gross-ups. We do not provide for any excise tax gross-up payments to our named executive officers. However, we previously provided limited tax gross-up payments for relocation and housing expenses to Ms. Collins, which were negotiated as part of her offer letter.
Accounting and Tax Considerations. We account for equity compensation paid to our employees under the rules of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), which requires us to estimate and record an expense over the service period of any such award. Accounting standards also require us to record cash compensation as an expense at the time the obligation is accrued. To date, these accounting requirements have not impacted our executive compensation programs and practices.
Compensation Risk Assessment
We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our company and stockholders in order to attain our ultimate objective of increasing stockholder value. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
This report of the Compensation Committee is not “soliciting material,” shall not be deemed “filed” with the Securities and Exchange Commission and shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the Compensation Committee.
Respectfully submitted,
The Organization, Leadership and Compensation Committee of the Board
Bernadette Connaughton, Chair Andrew Hirsch David Scadden, M.D. Akshay Vaishnaw, M.D., Ph.D.

2021 Summary Compensation Table
The following table sets forth information regarding compensation earned by our named executive officers during the years ended December 31, 2021, December 31, 2020 and December 31, 2019.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
James Mullen(5)	2021	540,865	—	—	5,780,000	361,644	32,002	6,714,511
President and Chief Executive Officer
Michelle Robertson(6)	2021	415,754	—	627,408	977,865	218,700	7,290	2,247,017
Executive Vice President and Chief Financial Officer	2020	387,692	140,000	613,000	2,374,080	112,880	6,690	3,634,342
Mark Shearman, Ph.D.(7)	2021	253,077	247,500	1,609,963	1,299,984	133,909	5,405	3,549,838
Executive Vice President and Chief Scientific Officer
Bruce Eaton, Ph.D.(8)	2021	386,624	—	717,568	520,351	208,980	7,290	1,840,813
Executive Vice President and Chief Business Officer
Lisa Michaels, M.D.(9)	2021	470,000	—	148,663	—	196,695	7,290	822,648
Former Executive Vice President and Chief Medical Officer	2020	63,269	150,000	608,200	2,345,088	—	198	3,166,755
Cynthia Collins(10)	2021	86,538	—	—	—	—	575,889	662,427
Former President and Chief Executive Officer	2020	620,192	—	438,281	1,684,734	264,563	108,180	3,115,950
	2019	909,174	—	915,400	12,436,552	143,169	85,441	14,489,736

(1)
Reflects the aggregate grant date fair value of stock awards granted during the year in question calculated in accordance with the provisions of ASC Topic 718. See Note 12 to our audited consolidated financial statements appearing in our 2021 Annual Report for assumptions underlying the valuation of stock awards. Stock awards for 2021 include both RSUs and PSUs as set forth in the below table. The grant date fair value for 2021 PSUs is based on the probable outcome of the performance conditions as of such grant date.

Name	2021 Aggregate Grant Date Fair Value RSUs ($)	2021 Aggregate Grant Date Fair Value PSUs ($)
James Mullen	—	0
Michelle Robertson	470,744	156,664
Mark Shearman, Ph.D.	1,259,969	349,994
Bruce Eaton, Ph.D.	595,909	121,659
Lisa Michaels, M.D.	—	148,663
The grant date fair values for 2021 PSUs, assuming all performance conditions are achieved, are as follows: Mr. Mullen: $4,999,994; Ms. Robertson: $469,992; Dr. Shearman: $1,049,981; Dr. Eaton: $364,977; and Dr. Michaels: $445,989. In 2021, two of the three research and development milestones under Mr. Mullen’s PSU were achieved. See “—Option Exercises and Stock Vested” for the aggregate value realized by Mr. Mullen upon the related vesting of such PSU. While one of three of the research and development milestones under the PSUs awarded to our other named executive officers was achieved, these PSUs remain subject to time-based vesting requirements.
(2)
Reflects the aggregate grant date fair value of option awards granted during the year in question calculated in accordance with the provisions of ASC Topic 718. See Note 12 to our audited consolidated financial statements appearing in our 2021 Annual Report for assumptions underlying the valuation of option awards. Mr. Mullen’s 2021 option awards are subject to performance conditions. Accordingly, the aggregate grant date fair value for Mr. Mullen’s 2021 option awards is based on the probable outcome of the performance conditions. The aggregate grant date fair value for such option awards, assuming all performance conditions are achieved, is $16,340,281. In 2021, one of two organizational milestones under one of Mr. Mullen’s performance-based option awards was achieved. However, this option has an exercise price of $45.69 per share, which exceeds the $26.55 per share closing price of our common stock on December 31, 2021.

(3)
Amounts represent bonuses paid to our named executive officers under our annual performance-based cash bonus program. Such bonuses earned during the year are typically paid in the following year.

(4)
All other compensation for 2021 included (i) life insurance premiums for Mr. Mullen, Ms. Robertson, Drs. Shearman, Eaton and Michaels, and Ms. Collins in the amount of $1,752, $1,290, $1,066, $1,290, $1,290 and $305, respectively, and 401(k) company matching contributions in the amount of $6,000 for Ms. Robertson, Drs. Eaton and Michaels, and Ms. Collins, and $4,338 for Dr. Shearman, (ii) housing expenses, including tax gross ups, in the amount of $16,700 paid to Ms. Collins, (iii) $30,250 in reimbursements to Mr. Mullen for health care premiums resulting from his election not to participate in our company’s employee health benefit plans, and (iv) $552,885 in severance payments to Ms. Collins paid pursuant to the letter agreement we entered into with Ms. Collins in connection with her separation from our company. All other compensation for 2020 included (i) life insurance premiums for Mses. Robertson and Collins and Dr. Michaels in the amount of $690, $1,980 and $198, respectively, and 401(k) company matching contributions in the amount of $6,000 for Mses. Robertson and Collins, and (ii) moving and relocation expenses, including tax gross ups, in the amount of $100,200 paid to Ms. Collins. All other compensation for 2019 for Ms. Collins included (i) life insurance premiums in the amount of $743 and 401(k) company matching contributions in the amount of $6,000, and (ii) moving and relocation expenses, including tax gross ups, in the amount of $78,698.

(5)
Mr. Mullen was not a named executive officer for 2020 or 2019. Therefore, the Summary Compensation Table includes compensation information for 2021 only. Mr. Mullen’s employment commenced with us in February 2021 and the salary amount reported reflects (i) the prorated portion of his annual salary of $625,000 from commencement of his employment through December 31, 2021 and (ii) $12,063 earned by Mr. Mullen for service as a member of our Board prior to such commencement of employment.
(6)
Ms. Robertson was not a named executive officer for 2019. Therefore, the Summary Compensation Table includes compensation information for 2021 and 2020 only.

(7)
Dr. Shearman was not a named executive officer for 2020 or 2019. Therefore, the Summary Compensation Table includes compensation information for 2021 only. Dr. Shearman’s employment commenced with us in June 2021 and the salary amount reported reflects the pro-rated portion of his annual salary of $470,000 from commencement of his employment through December 31, 2021. The bonus amount reflects a one-time sign on bonus that Dr. Shearman received in connection with commencement of his employment.

(8)
Dr. Eaton was not a named executive officer for 2020 or 2019. Therefore, the Summary Compensation Table includes compensation information for 2021 only. Dr. Eaton’s initial annual salary for 2021 was $357,553 but was increased to $430,000 in July 2021 in connection with his promotion to executive vice president and chief business officer.

(9)
Dr. Michaels was not a named executive officer for 2019. Therefore, the Summary Compensation Table includes compensation information for 2021 and 2020 only. Due to Dr. Michaels’ employment commencing in the fourth quarter of 2020, she received only PSUs as part of the 2021 annual equity award grants.

(10)
Ms. Collins’ employment with our company ceased in February 2021 and the 2021 salary reported reflects the pro-rated portion of Ms. Collins annual salary of $625,000.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of the individual identified as our paid median employee to the annual total compensation of our principal executive officer. The paragraphs that follow describe our methodology and the resulting pay ratio.
We identified a median employee using our employee population as of December 31, 2021 by (i) aggregating for each applicable employee (A) annual base salary for salaried employees (or hourly rate multiplied by expected annual work schedule, for hourly employees), (B) actual bonus for 2021, and (C) the grant date fair value of any annual or new hire equity awards granted during the fiscal year ended December 31, 2021 and, (ii) ranking this aggregated compensation measure for our employees (excluding our chief executive officer) from highest to lowest. Salaries or wages for those employees hired during 2021 were annualized. Once the median employee was identified, we calculated the median employee’s annual total compensation in accordance with the rules applicable to the Summary Compensation Table.
The total compensation for 2021 for our median employee, identified as discussed above was $181,354. Our chief executive officer’s compensation as reported in the Summary Compensation Table was $6,714,511. Therefore, our pay ratio is approximately 37 to 1.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Grants of Plan-Based Awards
The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2021 to our named executive officers.
	Date of Grant	Grant Approval Date(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(5)
Name(1)			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James Mullen			—	328,767	493,151	—	—	—	—	—	—	—
	3/2/2021	2/16/2021	—	—	—	—	196,637(6)	—	—	—	45.69	5,780,000
	3/2/2021	2/16/2021	—	—	—	—	170,989(7)	—	—	170,989	45.69	0
	3/2/2021	2/16/2021	—	—	—	—	36,478(8)	—	—	—	—	0
Michelle Robertson			—	202,500	295,650	—	—	—	—	—	—	—
	3/2/2021	2/16/2021	—	—	—	—	—	—	10,303(9)	—	—	470,744
	3/2/2021	2/16/2021	—	—	—	—	—	—	—	32,197(9)	45.69	977,865
	6/2/2021	—	—	—	—	—	8,942	—	4,471(9)	—	—	156,664
Mark Shearman, Ph.D.			—	123,305	180,025	—	—	—	—	—	—	—
	6/14/2021	—	—	—	—	—	—	—	32,701(10)	—	—	1,259,970
	6/14/2021	—	—	—	—	—	—	—	—	52,718(10)	38.53	1,299,984
	6/14/2021	—	—	—	—	—	18,167	—	9,084(9)	—	—	349,994
Bruce Eaton, Ph.D.			—	193,500	282,510	—	—	—	—	—	—	—
	1/6/2021	—	—	—	—	—	—	—	4,289(9)	—	—	345,436
	3/2/2021	2/16/2021	—	—	—	—	—	—	5,482(9)	—	—	250,473
	3/2/2021	2/16/2021	—	—	—	—	—	—	—	17,133(9)	45.69	520,351
	6/2/2021	—	—	—	—	—	6,944	—	3,472(9)	—	—	121,659
Lisa Michaels, M.D.			—	211,500	308,790	—	—	—	—	—	—	—
	6/2/2021	—	—	—	—	—	8,485	—	4,243(9)	—	—	148,663
Cynthia Collins	—	—	—	—	—	—	—	—	—	—	—	—
(1)
For information on vesting acceleration upon termination of employment, see the “—Employment, Severance, Change in Control Arrangements, and Separation Arrangements” section below.

(2)
Reflects the date on which the Board or the Compensation Committee, as applicable, took action to grant the equity award where such date is different than the grant date.

(3)
Reflects payments under our annual performance-based cash bonus program, which does not require any minimum criteria for a named executive officer to participate in such program. Target and maximum amounts of estimated future payouts under non-equity incentive plan awards are determined as set forth under “—Compensation Discussion and Analysis—Executive Compensation Elements & Decisions—Annual Performance-based Cash Bonus,” using corporate and individual goal achievement percentages of 100% for target and corporate and individual performance percentages of 150% and 130%, respectively, for the maximum. The actual amounts earned by each named executive officer are set forth in the Summary Compensation Table. For Mr. Mullen and Dr. Shearman, the amounts reflect the pro-rated portion of their respective target bonus amounts from commencement of employment through December 31, 2021.

(4)
Reflects the unearned portion of performance-based equity awards granted in 2021 under our 2015 Stock Incentive Plan. These awards vest only upon achievement of specified performance conditions, and do not provide for any increase or decrease in the number of awards that vest for each performance metric based on the level of performance.

(5)
Reflects the grant date fair values of stock and option awards granted during the year in question calculated in accordance with the provisions of ASC Topic 718. See Note 12 to our audited consolidated financial statements appearing in our 2021 Annual Report for assumptions underlying the valuation of equity awards. The grant date fair value for performance-based equity awards is based on the probable outcome of each of the performance conditions as of such grant date.

(6)
Reflects an option granted in 2021 under our 2015 Stock Incentive Plan that vests as to one-third of the shares on the date on which the closing price of our common stock has for 15 consecutive trading days (in the five-year period following grant) equaled or exceeded $80.00, $100.00 and $120.00, respectively.

(7)
Reflects the unearned portion of an option granted in 2021 under our 2015 Stock Incentive Plan that vests as to one-half of the shares upon the achievement of two specified organizational milestones, one of which was achieved in 2021.

(8)
Reflects the unearned portion of a PSU award granted in 2021 under our 2015 Stock Incentive Plan that vests as to one-third of the shares upon the achievement of three specified research and development milestones over a performance period, two of which were achieved in 2021.

(9)
Represents RSU awards, earned PSU awards that remain subject to time-based vesting requirements, and stock option awards granted in 2021 under our 2015 Stock Incentive Plan.

(10)
Inducement award granted pursuant to the inducement grant exception under Nasdaq Stock Market Rule 5635(c), which inducement award was not subject to our 2015 Stock Incentive Plan.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning outstanding equity awards for each of our named executive officers at December 31, 2021.
		Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
James Mullen	3/27/2018	23,076	—	—	33.18	3/26/2028	—	—	—	—
	6/12/2019	11,538	—	—	21.74	6/11/2029	—	—	—	—
	6/10/2020	11,538	—	—	27.49	6/9/2030	—	—	—	—
	3/2/2021	170,989	—	170,989(3)	45.69	3/1/2031	—	—	—	—
	3/2/2021	—	—	196,637(4)	45.69	3/1/2026	—	—	—	—
	3/2/2021	—	—	—	—	—	—	—	36,478(5)	968,491
Michelle Robertson	1/9/2020	52,500	62,500(6)	—	30.65	1/18/2030	—	—	—	—
	1/9/2020	—	—	—	—	—	15,000(7)	398,250	—	—
	3/2/2021	6,037	26,160(8)	—	45.69	3/1/2031	—	—	—	—
	3/2/2021	—	—	—	—	—	10,303(9)	273,545	—	—
	6/2/2021	—	—	—	—	—	4,471	118,705	8,942(10)	237,410
Mark Shearman, Ph.D.	6/14/2021	—	52,718(11)	—	38.53	6/13/2031	—	—	—	—
	6/14/2021	—	—	—	—	—	32,701(12)	868,212	—	—
	6/14/2021	—	—	—	—	—	9,084	241,180	18,167(10)	482,334
Bruce Eaton, Ph.D.	2/5/2018	107,708	2,292(13)	—	33.98	2/4/2028	—	—	—	—
	2/6/2019	34,531	14,219(14)	—	21.10	2/5/2029	—	—	—	—
	2/6/2019	—	—	—	—	—	2,539(15)	67,410	—	—
	2/6/2020	20,628	24,379(16)	—	28.05	2/5/2030	—	—	—	—
	2/6/2020	—	—	—	—	—	4,219(17)	112,014	—	—
	1/6/2021	—	—	—	—	—	4,289(18)	113,873	—	—
	3/2/2021	3,212	13,921(8)	—	45.69	3/1/2031	—	—	—	—
	3/2/2021	—	—	—	—	—	5,482(19)	145,547	—	—
	6/2/2021	—	—	—	—	—	3,472	92,182	6,944(10)	184,363
Lisa Michaels, M.D.(20)	11/9/2020	32,500	87,500(21)		30.41	11/8/2030	—	—	—	—
	11/9/2020	—	—	—	—	—	15,000(22)	398,250	—	—
	6/2/2021	—	—	—	—	—	4,243	112,652	8,485(10)	225,277
Cynthia Collins	—	—	—	—	—	—	—	—	—	—
(1)
All unvested stock options were granted under our 2015 Stock Incentive Plan, except for the grants discussed in footnotes 6, 11 and 22, which were inducement grants approved by our Board. For information on vesting acceleration upon termination of employment, see the “—Employment, Severance, Change in Control Arrangements, and Separation Arrangements” section below.

(2)
All unvested RSUs were granted under our 2015 Stock Incentive Plan, except for the grants discussed in footnotes 7, 12 and 23, which were inducement grants approved by our Board. For information on vesting acceleration upon termination of employment, see the

“— Employment, Severance, Change in Control Arrangements, and Separation Arrangements” section below. The market value of unvested RSUs are based on a price of $26.55 per share, which was the closing price of our common stock as reported on the Nasdaq Global Select Market on December 31, 2021.
(3)
The shares underlying this option vest as to one-half of the shares upon the achievement of two specified organizational milestones, one of which was achieved in 2021.

(4)
The shares underlying this option vest as to one-third of the shares when the closing price of our common stock, as reported on the Nasdaq Global Select Market, has for 15 consecutive trading days in the five-year period following the grant date equaled or exceeded $80.00, $100.00 and $120.00 per share, respectively.

(5)
The shares underlying this restricted stock unit award vest as to one-third of the shares on the achievement of three specified research and development milestones over a performance period, two of which have been achieved.

(6)
The shares underlying this option vested as to 25% of the shares on January 9, 2021 and an additional 2.0833% of the shares underlying the option vest at the end of each successive month following such date.

(7)
The shares underlying this restricted stock unit award vest as to one-fourth of the shares on each of January 9, 2021, 2022, 2023 and 2024.

(8)
The shares underlying this option vest over four years in equal monthly installments beginning on April 2, 2021 through March 2, 2025.

(9)
The shares underlying this restricted stock unit award vest over four years with 25% of the shares vesting on March 2, 2022 and the remaining 75% of the shares scheduled to vest in equal quarterly installments thereafter through March 2, 2025.

(10)
The shares underlying this restricted stock unit award vest as to one-third of the shares on the achievement of certain research and development milestones on or prior to the third anniversary of the grant date, provided no shares subject to this award vest prior to the one-year anniversary of the grant date.

(11)
The shares underlying the option vest over four years, with 25% of the shares to vest on June 14, 2022 and the remaining 75% of the shares scheduled to vest in equal monthly installments thereafter through June 14, 2025.

(12)
The shares underlying this restricted stock unit award vest over four years in equal yearly installments of one-fourth of the shares, with the first such installment to vest on June 14, 2022 continuing through June 14, 2025.

(13)
The shares underlying this option vest over four years, with 25% of the shares having vested on January 22, 2019 and the remaining 75% of the shares scheduled to vest in equal monthly installments thereafter through January 22, 2022.

(14)
The shares underlying this option vest over four years in equal monthly installments beginning on March 6, 2019 through February 6, 2023.

(15)
The shares underlying this restricted stock unit award vest over four years with 25% of the shares having vested on February 6, 2020 and the remaining 75% of the shares scheduled to vest in equal quarterly installments thereafter through February 6, 2023.

(16)
The shares underlying this option vest over four years in equal monthly installments beginning on March 6, 2020 through February 6, 2024.

(17)
The shares underlying this restricted stock unit award vest over four years with 25% of the units having vested on February 6, 2021 and the remaining 75% of the units scheduled to vest in equal quarterly installments thereafter through February 6, 2024.

(18)
The shares underlying this restricted stock unit award vested in full on March 31, 2022.

(19)
The shares underlying this restricted stock unit award vest over four years with 25% of the shares having vested on March 2, 2022 and the remaining 75% of the shares scheduled to vest in equal quarterly installments thereafter through March 2, 2025.

(20)
Dr. Michaels’ employment with our company ceased on February 7, 2022 (the “Separation Date”), at which time her outstanding unvested stock options and unvested restricted stock unit awards were forfeited. Dr. Michaels has three months following the Separation Date to exercise her outstanding stock options that had vested as of such date.

(21)
The shares underlying this option vested as to 25% of the shares on November 9, 2021 and an additional 2.0833% of the shares underlying the option vest at the end of each successive month following such date through the Separation Date.

(22)
The shares underlying this restricted stock unit award vested as to one-fourth of the shares on November 9, 2021, and were scheduled to vest as to one-fourth of the shares on November 9, 2022, 2023 and 2024.

Option Exercises and Stock Vested
The following table sets forth information concerning option exercises and stock vested for each of our named executive officers during the fiscal year ended December 31, 2021:
	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)
James Mullen	—	—	72,955	2,576,047
Michelle Robertson	5,000	101,875	5,000	384,700
Mark Shearman, Ph.D.	—	—	—	—
Bruce Eaton, Ph.D.	—	—	5,313	293,643
Lisa Michaels, M.D.	—	—	5,000	202,800
Cynthia Collins	633,692	7,686,398	17,239	1,025,091

(1)
Value realized on exercise of stock option awards does not represent proceeds from any sale of any common stock acquired upon exercise, but is determined by multiplying the number of shares acquired upon exercise by the difference between the per share exercise price of the option and the closing price of a share of our common stock on the Nasdaq Global Select Market on the date of exercise.

(2)
The value realized on vesting is based on the closing market price per share of our common stock on the Nasdaq Global Select Market on the vesting date, or if the Nasdaq Global Select Market was not open on such vesting date the next trading date, multiplied by the number of shares of restricted stock that vested.

Employment, Severance, Change in Control Arrangements, and Separation Arrangements
We have entered into written offer letters with each of Mr. Mullen, Ms. Robertson, and Drs. Shearman and Eaton. These offer letters set forth the terms of their compensation, including their initial base salary, and an initial target bonus percentage. In addition, the offer letters provide that the named executive officers are eligible to participate in company-sponsored benefit programs that are available generally to all of our employees. Each of our named executive officers for 2021 were, and our current executive officers are, eligible to receive benefits under the Severance Plan as described in the Compensation Discussion and Analysis, “—Other Benefits—Severance and Change in Control Benefits.”
We are party to an employment offer letter with James Mullen, our chief executive officer, dated as of February 14, 2021 (the “Mullen Offer Letter”). The Mullen Offer Letter provides for an annual base salary of $625,000 and an annual target bonus equal to 60% of his base salary, which amounts may be adjusted at the discretion of the Board. Mr. Mullen also receives a benefits allowance of $2,750 per month as reimbursement for health care premiums resulting from his election not to participate in our company’s employee health benefit plans. In addition, pursuant to the Mullen Offer Letter, the Board granted Mr. Mullen (i) an option to purchase 341,978 shares of our common stock, which vests as to one-half of the shares upon the achievement of two specified organizational milestones as set by the Compensation Committee (the “New Hire Option”), (ii) an option to purchase 196,637 shares of our common stock, which vest as to one-third of the shares on the date on which the closing price of our common stock has for 15 consecutive trading days (in the five-year period following grant) equaled or exceeded $80.00, $100.00 and $120.00, respectively (the “Performance-Vesting Option”) and (iii) a PSU award for 109,433 shares of our common stock, which vests as to one-third of the shares upon the achievement of three specified research and development milestones over a performance period as determined by the Compensation Committee. The New Hire Option and the Performance-Vesting Option each had an exercise price of $45.69 per share, which was equal to the closing price of our common stock on the Nasdaq Global Select Market on the grant date, and have an exercise period equal to the term of the relevant option. Mr. Mullen is also entitled to severance benefits in accordance with the Severance Plan.
In connection with the appointment of Dr. O’Neill as president and chief executive officer effective June 1, 2022 and Mr. Mullen’s transition from that position, we entered into an amendment to the Mullen

Offer Letter. The amendment to the Mullen Offer Letter is effective as of June 1, 2022 and provides that Mr. Mullen will be a full-time employee and serve as executive chair of the Board from June 1, 2022 through December 31, 2022 and will transition to part-time executive chair of the Board beginning on January 1, 2023 (the “Transition Date”). Mr. Mullen’s annual base salary will continue to be $655,000 until December 31, 2022, and as of the Transition Date will be $327,500.
In connection with Ms. Robertson’s appointment as our chief financial officer, we entered into an employment offer letter with her, dated December 27, 2019 (the “Robertson Offer Letter”). The Robertson Offer Letter provides for a base salary of $400,000 and an annual target bonus equal to 40% of her base salary, which amounts may be adjusted at the discretion of the Compensation Committee. In addition, as contemplated by the Robertson Offer Letter, the Board granted Ms. Robertson (i) an option to purchase 120,000 shares of our common stock, which vested as to 25% of the shares underlying the option on January 9, 2021 and vests an additional 2.0833% of the shares underlying the option at the end of each successive month following such date until January 9, 2024, and has an exercise price of $30.65 per share, which was the closing price of our common stock on the date of grant, and (ii) a restricted stock unit award for 20,000 shares of our common stock, which vested as to one-fourth of the shares January 9, 2021 and vests one-fourth on each January 9 thereafter until January 9, 2024. Ms. Robertson is also entitled to severance benefits in accordance with the Severance Plan. The Robertson Offer Letter further provided for a one-time signing bonus in the amount of $140,000.
In connection with Dr. Shearman’s appointment as our chief scientific officer, we entered into an employment offer letter with him, dated April 19, 2021 (the “Shearman Offer Letter”). The Shearman Offer Letter provides for an initial annual base salary of $470,000 and an annual target bonus equal to 45% of his base salary, which amounts may be adjusted at the discretion of the Compensation Committee. In addition, as contemplated by the Shearman Offer Letter, the Board granted Dr. Shearman (i) an option to purchase 52,718 shares of our common stock, which vest as to 25% of the shares underlying the option on June 14, 2022, his effective date of hire, and vests an additional 2.0833% of the shares underlying the option at the end of each successive month following such date until June 14, 2025, and has an exercise price of $38.53 per share, which was the closing price of our common stock on the date of grant, (ii) a restricted stock unit award for 32,701 shares of our common stock, which vests as to one-fourth of the shares June 14, 2022 and vests one-fourth on each June 14 thereafter until June 14, 2025, and (iii) a performance stock unit award for 27,251 shares of our common stock, which vests as to one-third of the shares on the achievement of certain research and development milestones on or prior to the third anniversary of the grant date, provided no shares subject to this award vest prior to the one-year anniversary of the grant date. Dr. Shearman is also entitled to severance benefits in accordance with the Severance Plan. The Shearman Offer Letter further provided for a one-time signing bonus in the amount of $247,500, which is subject to repayment in the event Dr. Shearman resigns his employment with us other than for good reason (as defined in the Severance Plan) or is terminated by us under those circumstances set forth in the Shearman Offer Letter prior to the one-year anniversary of his employment date.
In connection with Dr. Eaton’s promotion to chief business officer, we entered into an amended and restated employment offer letter with him, dated September 22, 2021 (the “Eaton Offer Letter”). The Eaton Offer Letter provides for an annual base salary of $430,000 and an annual target bonus equal to 45% of his base salary, effective as of July 23, 2021, the date of his promotion, which amounts may be adjusted at the discretion of the Compensation Committee. Mr. Eaton is also entitled to severance benefits in accordance with the Severance Plan.
Prior to their separations, we had similar arrangements with Ms. Collins and Dr. Michaels pursuant to offer letters with each of them on substantially the same terms as the offer letters we have in place with our other named executive officers, except (i) neither provided for the benefits allowance contemplated by the Mullen Offer Letter, (ii) only Dr. Michaels received a signing bonus, and Dr. Michaels was eligible for relocation and housing expense reimbursement, and (iii) the Collins Offer Letter included certain changes with respect to the Severance Plan and tax gross-ups for the relocation and housing expense reimbursement.
In February 2021, we entered into a letter agreement with Ms. Collins in connection with her separation from our company. Under the agreement, we agreed to provide Ms. Collins an amount equivalent to 12 months of her then-current base salary, her 2020 bonus and benefits continuation for up to 12 months. In addition, in accordance with the terms of Ms. Collins’ employment offer letter dated August 6, 2019, upon her separation Ms. Collins was entitled to acceleration of vesting of certain equity awards she held as of her separation.
In connection with Dr. Michaels’ separation from our company in February 2021, Dr. Michaels will receive compensation in accordance with the Severance Plan. Pursuant to the Severance Plan, Dr. Michaels will receive her base salary for a period of 12 months following the date of her separation, her 2021 bonus and benefits continuation for up to 12 months, for a total payment of $673,815.
Potential Payments upon Termination or Change in Control
As more fully discussed above in Compensation Discussion and Analysis, we provide severance benefits to certain of our executives, including our named executive officers, and other employees designated by our Board or an authorized committee thereof, if their employment is terminated by us “without cause” or, only in connection with a “change in control” of our company, they terminate employment with us for “good reason” (as each of those terms is defined in the Severance Plan) pursuant to the terms of our Severance Plan.
The following table sets forth potential payments upon termination and change in control that would be made to our named executive officers, assuming that such termination or change in control occurred on December 31, 2021, after giving effect to the Severance Plan, except for Ms. Collins, with respect to whom the disclosed amount represents what she was actually paid in connection with her separation in February 2021. In addition to the amounts shown in the table below, each named executive officer would be entitled to receive payments for base salary through the date of termination and payment for any reimbursable business expenses incurred.

Name	Benefit	Triggering Event
		Resignation For Good Reason or Termination Without Cause ($)	Resignation For Good Reason or Termination Without Cause Upon or Within One Year Following a Change-in-Control ($)
James Mullen	Severance Payments (1)	625,000	625,000
	Bonus Payment	—(2)	361,644(3)
	Continuation of Benefits	7,120	7,120
	Market Value of Stock Vesting(4)	—	968,491
	Total	632,120	1,962,255

Michelle Robertson	Severance Payments(1)	450,000	450,000
	Bonus Payment	—(2)	218,700(3)
	Continuation of Benefits	7,120	7,120
	Market Value of Stock Vesting(4)	—	1,027,910
	Total	457,120	1,703,730

Mark Shearman, Ph.D.	Severance Payments(1)	470,000	470,000
	Bonus Payment	—(2)	133,909(3)
	Continuation of Benefits	7,120	7,120
	Market Value of Stock Vesting(4)	—	1,591,726
	Total	477,120	2,202,755

Bruce Eaton, Ph.D.	Severance Payments(1)	430,000	430,000
	Bonus Payment	—(2)	208,980(3)
	Continuation of Benefits	7,120	7,120
	Market Value of Stock Vesting(4)	—	792,883
	Total	437,120	1,438,984

Lisa Michaels, M.D.(5)	Severance Payments(1)	470,000	470,000
	Bonus Payment	—(2)	196,695(3)
	Continuation of Benefits	5,678	5,678
	Market Value of Stock Vesting(4)	—	736,178
	Total	475,678	1,408,551

Cynthia Collins(6)	Severance Payments	625,000	—
	Bonus Payment	264,563	—
	Continuation of Benefits	6,531	—
	Market Value of Stock Vesting	8,836,133	—
	Total	9,732,227	—

(1)
Represents 12 monthly payments of each executive’s monthly base salary from the time of termination.

(2)
Under our Severance Plan, our named executive officers would not have been eligible for bonuses for

2021 if their employment was terminated on December 31, 2021 because the bonus period would not have ended prior to such termination. Even if entitled, such performance-based cash bonus is granted at the discretion of the Compensation Committee or the Board.
(3)
Amount represents a lump sum payment equal to the target bonus amount multiplied by a fraction the numerator of which is the number of months the named executive officer is entitled to severance, which would be 12 months, and the denominator of which is twelve, payable on the date on which the release signed by the named executive officer becomes effective.

(4)
These awards would become vested and the value of the acceleration would be equal to the shares multiplied by (i) in the case of stock options, the excess of the then current stock price over the exercise price of the options for options and (ii) in the case of RSUs and PSUs, the then current stock price. For purposes of this table, we have calculated the value of the acceleration using the closing price of our common stock on December 31, 2021, which was $26.55 per share.

(5)
Dr. Michaels separated from our company in February 2022. See “—Employment, Severance, Change in Control Arrangements, and Separation Arrangements” for a description of the amounts paid to Dr. Michaels in connection with her separation.

(6)
Represents the amounts payable pursuant to the separation agreement we entered into with Ms. Collins in February 2021, as well as acceleration of the vesting of certain outstanding equity awards pursuant to the offer letter we entered into with Ms. Collins on August 6, 2019.

Other Agreements
We also entered into employee confidentiality, non-solicitation, non-competition and proprietary information agreements with each of our named executive officers. Under these agreements, each of our named executive officers has agreed:
•
not to compete with us during his or her employment and for a period of one year after the termination of his or her employment,

•
not to solicit our employees during his or her employment and for a period of one year after the termination of his or her employment,

•
to protect our confidential and proprietary information, and

•
to assign to us related intellectual property developed during the course of his or her employment.

Rule 10b5-1 Sales Plans
Certain of our executive officers have adopted, and directors and other executive officers may in the future adopt, written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.
Compensation Committee Interlocks and Insider Participation
Each of Meeta Chatterjee, Bernadette Connaughton, Andrew Hirsch, David Scadden, M.D., and Akshay Vaishnaw, M.D., Ph.D., served as a member of the Compensation Committee for all or a portion of 2021. In addition, James Mullen served as a member of the Compensation Committee prior to his appointment as our president and chief executive officer on February 15, 2021. Except for Mr. Mullen, none of the individuals who served on the Compensation Committee during 2021 served as an officer or employee of our company during 2021 or had formerly served as one of our officers. During 2021, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that had one or more executive officers who served as members of our Board or the Compensation Committee.

Director Compensation
Under our director compensation program, we pay our non-employee directors a cash retainer for service on the Board and for each committee on which the director serves. The chair of our Board and of each committee receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director was not serving on our Board or the relevant committee thereof.
In June 2021, we amended our director compensation program to increase certain of the annual cash retainer amounts and to use a grant date fair value dollar amount to determine the number of shares subject to the options granted to each non-employee director. Previously, the number of shares subject to these option awards was a fixed share amount. Following this amendment, the fees paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member are as follows:
	Member Annual Fee	Chair Annual Fee
Board of Directors	$40,000	$75,000
Audit Committee	$7,500	$15,000
Organization, Leadership and Compensation Committee	$5,000	$12,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Science and Technology Committee	$5,000	$10,000
Any non-employee director serving as the Board-appointed lead independent director also receives an annual fee of $25,000, in addition to any fees such director receives for his or her service on the Board or any committees thereof.
We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending our Board and committee meetings. Additionally, our Board may establish other committees from time to time that include fees for both members and chairpersons, as well as per meeting fees.
In addition, under our amended director compensation program, each non-employee director receives under our 2015 Stock Incentive Plan, upon his or her initial election to our Board, a stock option having a grant date fair value of $600,000, as calculated by us in accordance with ASC Topic 718, subject to a maximum of 50,000 shares of our common stock. Each of these options vests as to one-third of the shares of our common stock underlying such option on each anniversary of the grant date until the third anniversary of the grant date, subject to the non-employee director’s continued service as a director through such vesting date. Further, on the date of the first Board meeting held after each annual meeting of stockholders, each non-employee director that has served on the Board for at least four months receives, under our 2015 Stock Incentive Plan, a stock option having a grant date fair value of $300,000, as calculated by us in accordance with ASC Topic 718 with the terms of such option as set forth in this paragraph, subject to a maximum of 25,000 shares of our common stock. Each of these options vest in full on the one-year anniversary of the grant date, subject to the non-employee director’s continued service as a director through such vesting date. All options issued to our non-employee directors under our director compensation program are issued at exercise prices equal to the fair market value of our common stock on the date of grant and become exercisable in full upon a change in control of our company.
The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2021.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
Meeta Chatterjee, Ph.D.	66,971	243,641	310,612
Bernadette Connaughton(2)	8,886	599,922	608,808
Andrew Hirsch	55,831	243,641	299,472
Jessica Hopfield, Ph.D.	95,469	243,641	339,110
Emma Reeve(3)	17,575	594,494	612,069
David T. Scadden, M.D.	51,081	243,641	294,722
Akshay K. Vaishnaw, M.D., Ph.D.	54,469	243,641	298,110

(1)
Reflects the aggregate grant date fair value of option awards granted during the year in question calculated in accordance with the provisions of ASC Topic 718. See Note 12 to our audited consolidated financial statements appearing in our 2021 Annual Report for assumptions underlying the valuation of equity awards. Option awards to each of our non-employee directors, other than Mses. Connaughton and Reeve, were granted pursuant to our director compensation program prior to the effectiveness of the June 2021 amendment and reflect the grant to each of them of an option to purchase 23,076 shares of our common stock. The aggregate number of shares of common stock underlying stock options outstanding as of December 31, 2021 for our non-employee directors were: Dr. Chatterjee: 34,614, Ms. Connaughton: 24,732; Mr. Hirsch: 69,228; Dr. Hopfield: 57,690; Ms. Reeve: 13,736; Dr. Scadden: 46,152, and Dr. Vaishnaw: 80,766.

(2)
Ms. Connaughton joined our Board on October 26, 2021. Ms. Connaughton was granted an option to purchase 24,732 shares on October 26, 2021 in connection with her election to our Board. Such option had an exercise price of $37.90 per share, which was the closing price of our common stock on the date of grant, and is scheduled to vest over three years in equal yearly installments of one-third of the shares beginning on October 26, 2022 through October 26, 2024.

(3)
Ms. Reeve joined our Board on September 3, 2021. Ms. Reeve was granted an option to purchase 13,736 shares on September 3, 2021 in connection with her election to our Board. Such option had an exercise price of $68.25 per share, which was the closing price of our common stock on the date of grant, and is scheduled to vest over three years in equal yearly installments of one-third of the shares beginning on September 3, 2022 through September 3, 2024.

Securities Authorized for Issuance Under Our Equity Compensation Plans
The following table contains information about our equity compensation plans as of December 31, 2021.
Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, restricted stock units and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	3,182,052	$34.41	10,246,471
Equity compensation plans not approved by security holders(3)	408,765	$32.86	—
Total	3,590,817	$34.24	10,246,471

(1)
The calculations do not take into account the 628,732 shares of common stock subject to outstanding RSUs, since RSUs have no exercise price.

(2)
Consists of our 2013 Stock Incentive Plan, as amended to date, our 2015 Stock Incentive Plan and our

2015 Employee Stock Purchase Plan (the “2015 ESPP”). The amounts disclosed do not reflect an additional 2,738,110 shares of common stock authorized for issuance under our 2015 Stock Incentive Plan as of January 1, 2022 and an additional 684,527 shares of common stock authorized for issuance under the 2015 ESPP as of January 1, 2022, in each case in accordance with the terms of the applicable plan. Our 2015 Stock Incentive Plan provides for further annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2026, equal to the lowest of 2,923,076 shares of our common stock, 4% of the number of shares of our common stock outstanding on such first day of the fiscal year in question, and an amount determined by our Board. The 2015 ESPP provides for further annual increases, to be added as of the first day of each fiscal year until, and including, January 1, 2026, in an amount equal to the least of 769,230 shares of our common stock, 1% of the total number of shares of our common stock outstanding on the first day of the applicable year, and an amount determined by our Board.
(3)
Consists of outstanding stock option awards and RSUs approved by our Board as inducements material to each of Michelle Robertson’s, Lisa Michaels’, Mark Shearman’s and our chief regulatory officer’s, Chi Li, Ph.D., acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4). Each of Ms. Robertson and Dr. Michaels was granted a stock option to purchase 120,000 shares of our common stock and an RSU for 20,000 shares of our common stock. Ms. Robertson’s awards were granted on January 9, 2020, and the inducement stock option award had an exercise price of $30.65 per share, which was equal to the closing price per share of our common stock on the date of grant. Dr. Michaels’ awards were granted on November 9, 2020, and the inducement stock option award had an exercise price of $30.41 per share, which was equal to the closing price per share of our common stock on the date of grant. All of Dr. Michaels’ inducement stock option awards and RSUs that were unvested as of February 7, 2022, her separation date, were forfeited. Drs. Shearman and Li were granted stock options to purchase 52,718 shares and 44,202 shares of our common stock, respectively, and RSUs for 32,701 shares and 14,144 shares of our common stock, respectively. These awards were granted on June 14, 2021, and the inducement stock option awards had an exercise price of $38.53 per share, which was equal to the closing price per share of our common stock on the date of grant. For a discussion of the vesting terms of these awards, see “—Outstanding Equity Awards at Fiscal Year End.”

TRANSACTIONS WITH RELATED PERSONS
The following is a description of transactions since January 1, 2021 to which we have been a party, and in which any of our directors, executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and holders of more than 5% of our voting securities, had or will have a direct or indirect material interest. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.
Participation in Public Offerings
In January and February 2021, we sold an aggregate of 4,025,000 shares of our common stock at a price of $66.00 per share pursuant to an underwritten public offering (the “Offering”). The Vanguard Group, Inc. (“Vanguard”) and BlackRock Inc. (“BlackRock”), each of which is the beneficial owner of more than 5% of our voting securities, purchased 210,000 and 81,449 shares of our common stock, respectively, in the Offering. Such purchases were made through the underwriters at the public offering price of $66.00 per share for an aggregate purchase price of $19.2 million.
Employment Agreements
See the “Executive Compensation—Employment, Severance, Change in Control Arrangements, and Separation Arrangements” and “Director Compensation” sections of this Proxy Statement for a further discussion of these arrangements.
Indemnification of Officers and Directors
Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with our current and former directors that may be broader in scope than the specific indemnification provisions contained in the General Corporation Law of the State of Delaware.
Policies and Procedures for Related Person Transactions
We have adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person.
Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time. In addition, the policy provides that an interest arising solely from a related person’s position as an executive officer of another entity that is a participant in a transaction with us will not be subject to the policy if each of the following conditions is met:
•
the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity;

•
the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction with us and do not receive any special benefits as a result of the transaction; and

•
the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenue of the company receiving payment under the transaction.

The policy provides that any related person transaction proposed to be entered into by us must be reported to our chief financial officer and will be reviewed and approved by the Audit Committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. The policy provides that if our chief financial officer determines that advance approval of a related person transaction is not practicable under the circumstances, the Audit Committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the Audit Committee following such transaction or following the date that such transaction comes to the attention of the chief financial officer. The policy also provides that alternatively, our chief financial officer may present a related person transaction arising in the time period between meetings of the Audit Committee to the chair of the Audit Committee, who will review and may approve the related person transaction, subject to ratification by the Audit Committee at the next meeting of the Audit Committee.
In addition, the policy provides that any related person transaction previously approved by the Audit Committee or otherwise already existing that is ongoing in nature will be reviewed by the Audit Committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and that all required disclosures regarding the related person transaction are made.
The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the Compensation Committee in the manner to be specified in the charter of the Compensation Committee.
A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the Audit Committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that the Audit Committee will review and consider:
•
the related person’s interest in the related person transaction;

•
the approximate dollar value of the amount involved in the related person transaction;

•
the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•
whether the transaction was undertaken in the ordinary course of business of our company;

•
whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;

•
the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The policy provides that the Audit Committee will review all relevant information available to it about the related person transaction. The policy provides that the Audit Committee may approve or ratify the related person transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The policy provides that the Audit Committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.

PRINCIPAL STOCKHOLDERS
The following table sets forth information with respect to the beneficial ownership of our common stock, as of April 12, 2022 by:
•
each person known by us to beneficially own more than 5% of our common stock;

•
each of our current directors;

•
each of our named executive officers; and

•
all of our executive officers and directors as a group.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 68,639,856 shares of our common stock outstanding as of April 12, 2022.
The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants, or other rights held by such person that are currently exercisable or will become exercisable within 60 days after April 12, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed stockholders is 11 Hurley Street, Cambridge, Massachusetts 02141. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders
The Vanguard Group, Inc.(1)	7,328,042	10.7%
BlackRock Inc.(2)	5,433,376	7.9%
ARK Investment Management LLC(3)	4,218,302	6.1%
Named Executive Officers and Directors
Meeta Chatterjee, Ph.D.(4)	19,230	*
Cynthia Collins(5)	53,028	*
Bernadette Connaughton	—	—
Bruce Eaton(6)	217,744	*
Andrew Hirsch(7)	71,228	*
Jessica Hopfield, Ph.D.(8)	80,390	*
Lisa Michaels, M.D.(9)	38,432	*
James C. Mullen(10)	293,714	*
Emma Reeve	—	—
Michelle Robertson(11)	104,305	*
David T. Scadden, M.D.(12)	46,152	*
Mark S. Shearman, Ph.D.(13)	7,783	*
Akshay K. Vaishnaw, M.D., Ph.D.(14)	80,766	*
All executive officers and directors as a group (11 persons)(15)	921,312	1.3%

*
Less than 1%.

(1)
The Vanguard Group, Inc (“Vanguard”) has shared voting power with respect to 130,660 shares, sole dispositive power with respect to 7,138,225 shares and shared dispositive power with respect to 189,817 shares. The principal business address of Vanguard and its related entities is 100 Vanguard Blvd.,

Malvern, PA 19355. The number of shares we have reported as beneficially owned by Vanguard (and the other information in this footnote) is based on a Schedule 13G/A filed by Vanguard with the SEC on March 9, 2022 reporting beneficial ownership as of February 28, 2022.
(2)
BlackRock, Inc. has sole voting power with respect to 5,327,069 shares and holds sole dispositive power over 5,433,376 shares. BlackRock, Inc.’s principal business address is 55 East 52nd Street, New York, NY 10055. The number of shares we have reported as beneficially owned by Blackrock, Inc. (and the other information in this footnote) is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 3, 2022 reporting beneficial ownership as of December 31, 2021.

(3)
ARK Investment Management LLC (“ARK”) has sole voting power with respect to 3,751,074 shares, shared voting power with respect to 362,662 shares and sole dispositive power with respect to 4,218,302 shares. The principal business address of ARK and its related entities is 3 East 28th Street, 7th Floor, New York, NY 10016. The number of shares we have reported as beneficially owned by ARK (and the other information in this footnote) is based on a Schedule 13G/A filed by ARK with the SEC on February 9, 2022 reporting beneficial ownership as of December 31, 2021.

(4)
Consists of 19,230 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 12, 2022.

(5)
Based on the most recently available information available to us regarding Ms. Collins ownership. Ms. Collins separated from our company on February 15, 2021.

(6)
Consists of (i) 15,882 shares of common stock, (ii) 197,070 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 12, 2022, and (iii) 4,792 shares of common stock to be received upon the vesting of RSUs within 60 days after April 12, 2022.

(7)
Consists of (i) 2,000 shares of common stock, and (ii) 69,228 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 12, 2022.

(8)
Consists of (i) 22,700 shares of common stock, and (ii) 57,690 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 12, 2022.

(9)
Consists of (i) 3,432 shares of common stock, and (ii) 35,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 12, 2022. The outstanding options held by Dr. Michaels will expire on May 8, 2022, the date that is 90 days after her separation date, if not exercised prior to such date.

(10)
Consists of (i) 76,573 shares of common stock and (ii) 217,141 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 12, 2022.

(11)
Consists of (i) 8,496 shares of common stock, (ii) 90,694 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 12, 2022, and (iii) 5,115 shares of common stock to be received upon the vesting of RSUs within 60 days after April 12, 2022.

(12)
Consists of 46,152 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 12, 2022.

(13)
Consists of 7,783 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 12, 2022.

(14)
Consists of 80,766 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 12, 2022.

(15)
Consists of (i) 125,651 shares of common stock, (ii) 785,754 shares of common stock issuable upon the exercise of options exercisable within 60 days after April 12, 2022, and (iii) 9,907 shares of common stock to be received upon the vesting of RSUs within 60 days after April 12, 2022.

DELINQUENT SECTION 16(a) REPORTS
Under Section 16(a) of the Securities Exchange Act of 1934, our directors and officers and its significant stockholders (defined by statute as stockholders beneficially owning more than 10% percent of our common stock) are required to file with the SEC reports of ownership, and changes in ownership, of our common stock. Based solely on a review of the reports filed with the SEC or representations that no form was required, we believe that, during the fiscal year ended December 31, 2021, all of our officers, directors and significant stockholders timely filed all required reports under Section 16(a), except that, due to administrative error, Bruce Eaton, Ph.D. disclosed late the sale on August 9, 2021 of 287 shares pursuant to a durable automatic sales instruction plan, representing the sale of shares necessary to meet tax withholding obligations as a result of his vesting in restricted stock units on August 6, 2021. This sale was reported on a Form 4 filed on April 4, 2022.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed our audited financial statements for the year ended December 31, 2021 and discussed them with our management and our independent registered public accounting firm, Ernst &Young LLP.
The Audit Committee has also received from, and discussed with, Ernst &Young LLP various communications that Ernst &Young LLP is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
In addition, Ernst & Young LLP provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the company’s independent registered public accounting firm their independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our financial statements audited by Ernst & Young LLP be included in our Annual Report on Form 10-K for the year ended December 31, 2021.
By the Audit Committee of the board of directors of Editas Medicine, Inc.
Emma Reeve, Chair
Meeta Chatterjee, Ph.D.
Andrew Hirsch
Jessica Hopfield, Ph.D.

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform (the “Dodd-Frank Act”) and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934 (the “Exchange Act”). Our executive compensation program is designed to attract and retain qualified and talented executives, motivate such executives to achieve our business goals and reward them for short- and long-term performance with a simple and clear compensation structure. Under this program, our named executive officers are rewarded for the achievement of our short- and long-term performance, which we believe serves to enhance short- and long-term value creation for our stockholders. The program contains elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders and paying for performance.
The section of this Proxy Statement titled “Executive Compensation,” including “Compensation Discussion and Analysis,” describes in detail our executive compensation program and the decisions made by the Compensation Committee. As we describe in greater detail in the “Compensation Discussion and Analysis” section, our executive compensation program rewards value creation for stockholders and progress towards achieving our business goals and that promotes company performance. At the same time, we believe our program does not encourage excessive risk-taking by management. While we do not have a formal or informal policy for allocating between long-term and short-term compensation, between cash and non-cash compensation or among different forms of non-cash compensation, we generally strive to provide our named executive officers with a mix of short-term and long-term performance-based incentives to encourage consistently strong performance, and our Board believes that this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time.
Our Board is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our Board (or any committee thereof), create or imply any change to the fiduciary duties of our company or our Board (or any committee thereof), or create or imply any additional fiduciary duties for our company or our Board (or any committee thereof). However, the Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and intend to consider carefully the outcome of the vote when making future compensation decisions for named executive officers. In 2019, our Board recommended, our stockholders agreed and our Board thereafter concluded that our stockholders cast an advisory vote annually on the executive compensation of our named executive officers. The next stockholder advisory “say-on-frequency” vote will occur at our 2025 annual meeting of stockholders.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS BY VOTING ‘FOR’ THIS PROPOSAL.

PROPOSAL NO. 3—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2022
Our stockholders are being asked to ratify the appointment by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2022. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, our Board believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.
A representative of Ernst & Young LLP is expected to attend the virtual Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Audit Fees
We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2021 and 2020.
	2021	2020
Audit fees(1)	$896,010	$845,803
Audit-related fees	—	—
Tax fees(2)	23,995	30,306
All other fees(3)	—	—
Total fees	$920,005	$876,109

(1)
Audit fees consist of fees for the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with registration statements filed with the SEC.

(2)
Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice, and tax planning.

(3)
All other fees represent fees for certain software subscription services offered by Ernst & Young LLP.

The aggregate fees included in the Audit Fees are those billed for the fiscal year and the Tax Fees are those fees billed in the fiscal year.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee, or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the Audit Committee and approved prior to completion of the audit by the Audit Committee.

From time to time, the Audit Committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the Audit Committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the Audit Committee following such approval, management or the independent auditor shall report to the Audit Committee regarding each service actually provided to us pursuant to such pre-approval. The Audit Committee has delegated to its chair the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor. Any approval of services by the chair of the Audit Committee is reported to the committee at its next regularly scheduled meeting.
During our 2021 and 2020 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL NO. 3 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, annual reports, and notices of Internet availability of proxy materials. This means that only one copy of our documents, including the Notice, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of any such document to you upon written or oral request to Editas Medicine, Inc., 11 Hurley Street, Cambridge, Massachusetts 02141, Attention: Investor Relations, telephone: 617-401-9000. If you want to receive separate copies of our proxy statements, annual reports, or notices of Internet availability of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal considered for inclusion in our 2023 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 27, 2022. However, if the date of the 2023 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2023 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Editas Medicine, Inc., 11 Hurley Street, Cambridge, Massachusetts 02141, Attention: General Counsel, Secretary.
If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated by-laws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.
The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2023 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than February 9, 2023 and no later than March 11, 2023.
OTHER MATTERS
Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this Proxy Statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

EDITAS MEDICINE, INC. 11 HURLEY STREET CAMBRIDGE, MA 02141 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EDIT2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D78711-P69101 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EDITAS MEDICINE, INC. For Withhold For All To withhold authority to vote for any individual The Board of Directors recommends you vote FOR the following: All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. Election of three Class III Directors, each to serve until the 2025 Annual Meeting of Stockholders.    Nominees: 01) Jessica Hopfield, Ph.D. 02) Emma Reeve 03) David T. Scadden, M.D. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve, on an advisory basis, the compensation paid to the Company's named executive officers.    3. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending    December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, 2021 Annual Report and form of proxy are available at www.proxyvote.com. D78712-P69101 EDITAS MEDICINE, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 9, 2022 8:30 A.M. Eastern Time The stockholder(s) hereby appoint(s) James C. Mullen, Michelle Robertson and Charlene Stern, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EDITAS MEDICINE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 A.M., Eastern Time on June 9, 2022, via the Internet at a virtual web conference at www.virtualshareholdermeeting.com/EDIT2022. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. Continued and to be signed on reverse side